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As filed with the Securities and Exchange Commission on January 17, 2020

Registration No. 333-[    •    ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Yatra Online, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	4700 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Gulf Adiba, Plot No. 272
4th Floor, Udyog Vihar, Phase-II
Sector-20, Gurugram-122008, Haryana, India
(+91 124) 4591700
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:
Dhruv Shringi Chief Executive Officer Gulf Adiba, Plot No. 272 4th Floor, Udyog Vihar, Phase-II Sector-20, Gurugram-122008, Haryana, India (+91 124) 4591700	Jocelyn M. Arel, Esq. Michael R. Patrone, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this registration statement.

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

            Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

            Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

            Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

            Emerging growth company ☒

            If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(4)

Ordinary Shares, par value $0.0001 per share	2,600,625(1)(2)	$3.31(3)	$8,608,068.75(3)	$1,117.33

Warrants to purchase Ordinary Shares	17,137,042(5)	N/A	N/A	N/A(6)

(1)
Represents the maximum number of Ordinary Shares of the registrant that may be issued directly to (i) holders of warrants who tender their warrants pursuant to the Offer (as defined below) and (ii) holders of warrants who do not tender their warrants pursuant to the Offer and, pursuant to the Warrant Amendment (as defined below), if approved, may receive Ordinary Shares of the registrant in the event the registrant exercises its right to exchange the warrants into Ordinary Shares.

(2)
Pursuant to Rule 416 under the Securities Act (the "Securities Act"), the registrant is also registering an indeterminate number of additional Ordinary Shares issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
Estimated pursuant to Rule 457(f)(1) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $3.31, which is the average of the high and low prices of Ordinary Shares on January 15, 2020, on the Nasdaq Capital Market.

(4)
Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001298.

(5)
Represents the maximum number of warrants that may be amended pursuant to the Warrant Amendment (as defined below).

(6)
No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this document may change. The registrant may not complete the offer and issue these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—DATED JANUARY 17, 2020

OFFER TO EXCHANGE

Yatra Online, Inc.

Offer to Exchange Warrants to Acquire Ordinary Shares
of
Yatra Online, Inc.
for
Ordinary Shares of Yatra Online, Inc.
and
Consent Solicitation

THE OFFER PERIOD (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN STANDARD TIME,
ON                        , 2020, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND.

Terms of the Offer and Consent Solicitation

               Until the Expiration Date (as defined below), we are offering to the holders of our warrants as described below the opportunity to receive 0.075 of an ordinary share, $0.0001 per share, ("Ordinary Shares") in the capital of Yatra Online, Inc. ("Yatra") in exchange for each of our outstanding warrants tendered by the holder and exchanged pursuant to the offer (the "Offer"). The Offer is being made to:

               All holders of our publicly traded warrants to purchase Ordinary Shares that were issued in connection with our business combination between us and Terrapin 3 Acquisition Corporation ("Terrapin") completed on December 16, 2016 (the "Business Combination"), which entitle such warrant holders to purchase one-half of one Ordinary Share for a purchase price of one-half of $11.50, subject to adjustments, referred to as the "Public Warrants." Our Ordinary Shares are listed on the Nasdaq Capital Market ("Nasdaq") under the symbol "YTRA," and our Public Warrants are listed on OTC QX under the symbol "YTROF." As of January 16, 2020, 21,622,679 Public Warrants were outstanding. Pursuant to the Offer, we are offering up to an aggregate of 1,315,347 of our Ordinary Shares in exchange for an aggregate of 17,537,958 Public Warrants and Private Warrants that may be exchanged in the Offer, as described below.

               All holders of certain of our warrants to purchase Ordinary Shares that were privately issued as consideration in connection with the consummation of our Business Combination based on an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), referred to as the "Private Warrants." The Private Warrants entitle the holders to purchase one-half of one Ordinary Share for a purchase price of one-half of $11.50, subject to adjustments. The terms of the Private Warrants are identical to the Public Warrants, except that such Private Warrants are exercisable for cash (even if a registration statement covering the Ordinary Shares issuable upon exercise of such warrants is not effective) or on a cashless basis and are not redeemable by us, in each case so long as they are still held by a Terrapin Sponsor (as defined below) or its permitted transferee. The Public Warrants and Private Warrants are referred to collectively as the "Warrants." The Private Warrants were issued to (i) Apple Orange LLC, MIHI LLC, Noyac Path LLC and Periscope LLC, the former sponsors of Terrapin ("Terrapin Sponsors"), and the former shareholders of Terrapin as consideration in the Business Combination and (ii) Macquarie Corporate Holdings Pty. Ltd. As of January 16, 2020, 13,052,321 Private Warrants were outstanding. Pursuant to the Offer, we are offering up to an aggregate of 1,315,347 of our Ordinary Shares in exchange for an aggregate of 17,537,958 Public Warrants and Private Warrants that may be exchanged in the Offer, as described below.

               Yatra's obligation to accept for exchange, and to exchange, Warrants for Ordinary Shares in the Offer is subject to a number of conditions, including (a) a nonwaivable condition that there be validly tendered and not withdrawn prior to the expiration of the Offer at least 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares (the "Minimum Tender Condition"), (b) a nonwaivable condition that the Consent Solicitation (as defined below) be approved by the requisite holders (the "Consent Solicitation Approval Condition"), (c) the satisfaction of the Conditions to Completion of the Merger (as defined in this Prospectus/Offer to Exchange) (the "Merger Condition") and (d) the satisfaction of other customary conditions, including the effectiveness of the registration statement of which this document is a part and there being no action or proceeding, statute, rule, regulation or order that would challenge or restrict the making or completion of the Offer, as described in this Prospectus/Offer to Exchange. See "The Offer and Consent Solicitation—General Terms—Conditions to the Offer and Consent Solicitation" on page 31.

               Subject to the Minimum Tender Condition, the Consent Solicitation Approval Condition, the Merger Condition and the other terms and conditions to the Offer set forth in this Prospectus/Offer to Exchange, we will exchange up to 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares for an aggregate of 1,315,347 Ordinary Shares. If more than 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares are validly tendered for exchange and not withdrawn, we will accept for exchange up to 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares on a pro rata basis among the tendering Warrant holders.

               Each Warrant holder whose Warrants are exchanged pursuant to the Offer will receive 0.075 of an Ordinary Share for each Warrant tendered by such holder and exchanged. No fractional Ordinary Shares will be issued pursuant to the Offer. In the event that a Warrant holder would be entitled to receive a fractional interest in an Ordinary Share, we will round down to the nearest whole number, the number of Ordinary Shares to be issued to such Warrant holder.

               Holders of the Warrants tendered for exchange will not have to pay any of the exercise price for the tendered Warrants in order to receive Ordinary Shares in the exchange.

               Concurrently with the Offer, we are also soliciting consents (the "Consent Solicitation") from holders of the Public Warrants to amend (the "Warrant Amendment") that certain Warrant Agreement, dated as of July 16, 2014, as amended by that certain Assignment, Assumption and Amendment Agreement, dated December 16, 2016, by and between the company, Terrapin and Continental Stock Transfer & Trust Company (as amended, the "Warrant Agreement") that governs all of the Warrants to modify the terms of the Warrants such that the Warrants may be exchanged, at the Company's discretion, for Ordinary Shares without payment by the holder of the exercise price. Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 65% of the outstanding Public Warrants is required to approve the Warrant Amendment. Therefore, one of the conditions to (i) the adoption of the Consent Solicitation and (ii), pursuant to the terms of the Offer, Yatra's obligation to accept for exchange, and to exchange Warrants for Ordinary Shares in the Offer, is the receipt of the consent of holders of at least 65% of the outstanding Public Warrants. Holders of Public Warrants may not tender their Public Warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the letter of transmittal and consent relating to the Public Warrants, and therefore by tendering your Public Warrants for exchange you will deliver to us your consent. You may revoke your consent at any time prior to the Expiration Date (as defined below) by withdrawing the Public Warrants you have tendered in the Offer. The Company reserves the right to redeem any of the Warrants, as applicable, pursuant to their current terms at any time, including prior to the completion of the Offer.

               The Offer and Consent Solicitation is made solely upon the terms and conditions in this Prospectus/Offer to Exchange and in the related letter of transmittal and consent (as it may be supplemented and amended from time to time, the "Letter of Transmittal and Consent"). The Offer and Consent Solicitation will be open until 11:59 p.m., Eastern Standard Time, on                         , 2020, or such later time and date to which we may extend (the period during which the Offer and Consent Solicitation is open, giving effect to any withdrawal or extension, is referred to as the "Offer Period," and the date and time at which the Offer Period ends is referred to as the "Expiration Date"). The Offer and Consent Solicitation is not made to those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful.

               We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered Warrants to the holders (and the consent to the Warrant Amendment will be revoked).

               You may tender some or all of your Warrants into the Offer. If you elect to tender Warrants in response to the Offer and Consent Solicitation, please follow the instructions in this Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent. If you tender Warrants, you may withdraw your tendered Warrants at any time before the Expiration Date and retain them on their current terms or amended terms if the Warrant Amendment is approved, by following the instructions in this Prospectus/Offer to Exchange. In addition, tendered Warrants that are not accepted by us for exchange by                        , 2020, may thereafter be withdrawn by you until such time as the Warrants are accepted by us for exchange. If you withdraw the tender of your Public Warrants, your consent to the Warrant Amendment will be withdrawn as a result.

               Warrants not exchanged for our Ordinary Shares pursuant to the Offer will remain outstanding subject to their current terms or amended terms if the Warrant Amendment is approved. If we complete the Offer and Consent Solicitation and obtain the requisite approval of the Warrant Amendment by holders of the Warrants, the Company will have the right at any time to exchange, at the Company's discretion, Warrants for Ordinary Shares without payment by the holder of the exercise price. However, even though as a result of the approval of the Warrant Amendment we will have the right to require an exchange of all remaining outstanding Warrants, we would not be required to effect such an exchange and may defer doing so prior to the Merger, if at all, or until most economically advantageous to us.

               Our Public Warrants are currently listed on OTC QX under the symbol "YTROF"; however, Nasdaq may delist our Public Warrants if, following the completion of the Offer and Consent Solicitation, there are not at least two registered and active market makers for the Public Warrants.

               The Offer and Consent Solicitation is conditioned upon the effectiveness of a registration statement on Form F-4 that we filed with the Securities and Exchange Commission regarding the Ordinary Shares issuable upon exchange of the Warrants pursuant to the Offer. This Prospectus/Offer to Exchange forms a part of the registration statement.

               A majority of our board of directors, consisting of disinterested directors with respect to the Offer, approved the Offer and Consent Solicitation on July 16, 2019. However, neither we nor any of our management, our board of directors, or the information agent or the exchange agent for the Offer and Consent Solicitation is making any recommendation as to whether holders of Warrants should tender Warrants for exchange in the Offer or consent to the Warrant Amendment in the Consent Solicitation. Each holder of a Warrant must make its own decision as to whether to exchange some or all of its Warrants and consent to the Warrant Amendment.

               All questions and requests for additional information may be directed to Manish Hemrajani, Investor Relations, Yatra Online, Inc., Gulf Adiba, Plot No. 272, 4th Floor, Udyog Vihar, Phase-II, Sector-20, Gurugram-122008, Haryana, India,, Tel. (646) 875-8380, Email: manish.hemrajani@yatra.com. You may also direct questions concerning exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent or the Notice of Guaranteed Delivery to the information agent:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers Call Collect: (212) 269-5550
All Others Call Toll-Free: (866) 796-6867
Email: yatra@dfking.com

               We will amend our offering materials, including this Prospectus/Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent or given to Warrant holders.

               The securities offered by this Prospectus/Offer to Exchange involve risks. Before participating in the Offer and consenting to the Warrant Amendment, you are urged to read carefully the section entitled "Risk Factors" beginning on page 26 of this Prospectus/Offer to Exchange.

               Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this Prospectus/Offer to Exchange is truthful or complete. Any representation to the contrary is a criminal offense.

               Through the Offer, we are soliciting the consent of the Public Warrant holders to the Warrant Amendment. By tendering your Public Warrants, you will be delivering your consent to the proposed Warrant Amendment, which consent will be effective upon our acceptance of the requisite Warrants for exchange.

This Prospectus/Offer to Exchange is dated                , 2020.

i

ABOUT THIS PROSPECTUS/OFFER TO EXCHANGE

        This Prospectus/Offer to Exchange is a part of the registration statement that we filed on Form F-4 with the Securities and Exchange Commission (the "SEC"). You should read this Prospectus/Offer to Exchange, including the detailed information regarding our company, Ordinary Shares and Warrants, and the financial statements and the notes to those statements that appear elsewhere in this Prospectus/Offer to Exchange and any applicable prospectus supplement.

        You should rely only on the information contained in and incorporated by reference in this Prospectus/Offer to Exchange and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this Prospectus/Offer to Exchange. If anyone makes any recommendation or representation to you, or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in or incorporated by reference in this Prospectus/Offer to Exchange or any prospectus supplement is accurate as of any date other than the date on the front of those documents. You should not consider this Prospectus/Offer to Exchange to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this Prospectus/Offer to Exchange to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

        This Prospectus/Offer to Exchange incorporates important business and financial information about us that is not included in or delivered with this document. This information is available without charge to our security holders upon written or oral request at:

Yatra Online, Inc.
Gulf Adiba, Plot No. 272
4th Floor, Udyog Vihar, Phase-II
Sector-20, Gurugram-122008, Haryana, India
Attn: Investor Relations
Manish Hemrajani
Email: manish.hemrajani@yatra.com
(646) 875-8380

        To obtain timely delivery, you must request information no later than five business days prior to the expiration of the Offer and Consent Solicitation, which expiration is 11:59 p.m. on                        , 2020.

        The Offer and Consent Solicitation is not made to those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful.

        All references in this Prospectus/Offer to Exchange to "we," "us," "our," "company" and "Yatra" refer to Yatra Online, Inc. and its subsidiaries, unless we state otherwise or the context otherwise requires.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

        In this Prospectus/Offer to Exchange, references to "U.S.," the "United States" or "USA" are to the United States of America, its territories and its possessions. References to "India" are to the Republic of India. References to "$", "US$" and "U.S. Dollars" are to the lawful currency of the United States of America, and references to "Rs." "INR" and "rupee" each refer to the Indian rupee, the official currency of the Republic of India.

        The data provided herein expressed in Indian rupees per U.S. dollar is based on the noon buying rate in The City of New York for cable transfers of Indian rupees as certified for customs purposes by the Federal Reserve Bank of New York. On September 30, 2019, the exchange rate between the U.S. dollar and the Indian rupee expressed in Indian rupees per U.S. dollar was $1.00 = Rs. 70.64. We make no representation that the Indian Rupee amounts represent U.S. dollar amounts or have been, could have been or could be converted into US dollars at such rates or any other rates.

        On December 16, 2016, we converted our preference shares into ordinary shares, par value $0.0001 per share, of the Company, or Ordinary Shares, and effectuated a reverse 5.4242194-for-one share split of our Ordinary Shares as well as a reverse 5.4242194-for-one adjustment with respect to the number of Ordinary Shares underlying our share options and a corresponding adjustment to the exercise prices of such options. Unless otherwise specifically stated or the context otherwise requires, all share information and per share data included in this Prospectus/Offer to Exchange prior to December 16, 2016 has been presented on a post-share split basis.

        In addition, on December 16, 2016, we completed the business combination, or Business Combination, with Terrapin 3 Acquisition Corporation, or Terrapin 3, pursuant to the terms of the Amended and Restated Business Combination Agreement, dated as of September 28, 2016, by and among us, T3 Parent Corp., T3 Merger Sub Corp., Terrapin 3 Acquisition Corporation, MIHI LLC and Shareholder Representative Services LLC, or the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, Terrapin 3 became our partially owned subsidiary. Terrapin 3 is now known as Yatra USA Corp., or Yatra USA.

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

        Unless otherwise indicated, our consolidated financial statements and related notes as of and for the fiscal years ended March 31, 2019, 2018 and 2017 incorporated by reference in this Prospectus/Offer to Exchange have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. References to a particular "fiscal" year are to our fiscal year ended March 31 of that year. Our fiscal quarters end on June 30, September 30 and December 31. References to a year other than a "fiscal" year are to the calendar year ended December 31. We refer in various places within this Prospectus/Offer to Exchange to Adjusted Revenue, which is a non-IFRS measures. The presentation of this non-IFRS measures is not meant to be considered in isolation or as a substitute for our consolidated financial results prepared in accordance with IFRS. See "Summary—Summary Financial Information—Certain Non-IFRS Measures."

        In this Prospectus/Offer to Exchange, we rely on and refer to information and statistics regarding the Indian travel service industry and our competitors from market research reports and other publicly available sources. We have supplemented such information where necessary with our own internal estimates and information obtained from discussions with our customers, taking into account publicly available information about other industry participants and our management's best view as to information that is not publicly available. While we believe that all such information is reliable, we have not independently verified industry and market data from third-party sources. In addition, while we believe that our internal company research is reliable and the definitions of our industry and market are appropriate, neither our research nor these definitions have been verified by any independent source.

        We operate under a number of trademarks and trade names, including, among others, "Yatra" and "Travelguru." This Prospectus/Offer to Exchange contains references to our trademarks and trade names. Solely for convenience, trademarks and trade names referred to in this Prospectus/Offer to Exchange may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this Prospectus/Offer to Exchange constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations, business environment and industry, and our proposed merger, or Merger, with and into EbixCash Travels Inc., a Cayman Islands exempted company limited by shares, or Merger Sub, a direct, wholly-owned subsidiary of Ebix, Inc., a Delaware corporation, or Ebix, pursuant to that certain Merger Agreement, dated July 16, 2019, by and among us, Ebix and Merger Sub, or the Merger Agreement, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as "believe," "anticipate," "could," "may," "would," "should," "intend," "plan," "potential," "predict," "will," "expect," "estimate," "project," "positioned," "strategy," "outlook" and similar expressions.

        Forward-looking statements involve current expectations, estimates, forecasts and projections of the Company regarding the Company, its industry, the Offer and Consent Solicitation and the Merger. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the forward-looking statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following:

  •
  our ability to obtain the requisite approval for the Warrant Amendment, which would modify the terms of the Warrants such that the Warrants may be exchanged, at the Company's discretion, for Ordinary Shares without payment by the holder of the exercise price;

  •
  the effect of the exchange of Warrants for Ordinary Shares pursuant to the Offer, which will increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders and its potential impact on the market price of our Ordinary Shares;

  •
  the lack of a determination by our board of directors or any third-party that the Offer or the Consent Solicitation is fair to Warrant holders;

  •
  the potential value to Warrant holders who tender their Warrants in the Offer, including the market price of the Ordinary Shares delivered in exchange for Warrants, which may fluctuate;

  •
  the effect of the Warrant Amendment, if adopted, on the liquidity of the Warrants that are not exchanged in the Offer;

  •
  our ability to consummate the Merger within the expected timeframe or at all and the potential effects on our Ordinary Shares if we are unable to do so; and

  •
  other risks and uncertainties set forth in the "Risk Factors" section of this Prospectus/Offer to Exchange and in "Item 3. Key information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended March 31, 2019 (our "2019 Annual Report on Form 20-F") filed with the SEC on July 31, 2019 (which is incorporated by reference herein).

        Additional key factors that could cause actual results to differ materially from those projected in the forward-looking statements includes, but are not limited to, economic, business, competitive, and/or regulatory factors affecting our business generally, including those set forth in "Item 3. Key information—D. Risk Factors" and "Item 5. Operating and Financial Review and Prospects" in our 2019 Annual Report on Form 20-F (which is incorporated by reference herein) and in any subsequently filed Reports of Foreign Private Issuer on Form 6-K and other filings we make with the SEC. You should read such key factors, this Prospectus/Offer to Exchange and the documents that we incorporate by reference into this Prospectus/Offer to Exchange and have filed as exhibits to the registration statement of which this Prospectus/Offer to Exchange is a part completely and with the understanding that our actual future results may be materially different from what we expect.

        We have based the forward-looking statements contained in this Prospectus/Offer to Exchange primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs, including the anticipated consummation of our proposed Merger with Ebix. You are cautioned to consider these factors and the other key factors described above. These risks could cause actual results to differ materially from those implied by forward-looking statements in this Prospectus/Offer to Exchange. However, these risks are not exhaustive. Other sections of this Prospectus/Offer to Exchange include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We do not undertake any obligation to update or revise any forward-looking statements after the date of this Prospectus/Offer to Exchange, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this Prospectus/Offer to Exchange or elsewhere might not occur.

        In addition, statements that "we believe" and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Prospectus/Offer to Exchange, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

SUMMARY

        This summary provides a brief overview of the key aspects of the Offer and Consent Solicitation. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this Prospectus/Offer to Exchange or in the documents incorporated by reference herein or included as exhibits to the registration statement that contains this Prospectus/Offer to Exchange. Accordingly, you are urged to carefully review this Prospectus/Offer to Exchange in its entirety (including all documents incorporated by reference herein or filed as exhibits to the registration statement that contains this Prospectus/Offer to Exchange, which may be obtained by following the procedures set forth herein in the section entitled "Where You Can Find Additional Information").

Our Company

        Yatra is a leading India online travel company, addressing the needs of both leisure and business travelers. With approximately 10.5 million travelers that have booked their travel through Yatra as of September 30, 2019, Yatra is also India's largest independent corporate travel services provider and one of its largest consumer online travel company (based on publicly available information). Leisure and business travelers use Yatra's mobile applications, its website, www.yatra.com, and its other offerings and services to explore, research, compare prices and book a wide range of travel-related services. These services include domestic and international air ticketing on nearly all Indian and international airlines, as well as bus ticketing, rail ticketing, cab bookings and ancillary services within India. Yatra also provides access through its platform to hotels, homestays and other accommodations, with approximately 101,000 hotels and homestays in approximately 1,400 cities and towns across India and approximately 1.6 million hotels around the world. To ensure that its service is truly a "one-stop shop" for travelers, Yatra also provides customers with access to more than 1,250 holiday packages and more than 180,000 other activities such as tours, sightseeing, shows, and events.

        Yatra is a Cayman Islands exempted company with operations primarily in India. Yatra's Ordinary Shares are listed on Nasdaq under the symbol "YTRA." The address of Yatra's registered office is c/o Maples Corporate Services Limited, PO Box-309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands. The address and telephone number of Yatra's principal executive office are Gulf Adiba, Plot No. 272, 4th Floor, Udyog Vihar, Phase-II, Sector-20, Gurugram-122008, Haryana, India, and (+91 124) 4591700; and its website is www.Yatra.com.

The Yatra-Ebix Merger

        On July 16, 2019, we entered into a Merger Agreement (the "Merger Agreement") with Ebix Inc., a Delaware corporation ("Ebix"), and EbixCash Travels Inc., a Cayman Islands exempted company ("Merger Sub"). The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement and in accordance with applicable law, Merger Sub will be merged with and into Yatra (the "Merger") as of the effective time of the Merger (the "Effective Time"). Upon completion of the Merger, Yatra will be a wholly-owned subsidiary of Ebix, and our Ordinary Shares will no longer be outstanding or publicly traded.

        Subject to the terms and conditions of the Merger Agreement, at Effective Time, as issued and outstanding immediately prior to the Effective Time, (i) each of our Ordinary Shares, (ii) each of our Class A Non-Voting shares, par value $0.0001 per share, (each, a "Class A Share"), and (iii) each share of Class F common stock, par value $0.0001 per share, of Yatra USA Corp. (each, a "Yatra USA Class F Share"), will be cancelled and converted into the right to receive 0.005 (the "Merger Exchange Ratio") of a share of Series Y Convertible Preferred Stock, par value $0.10 per share, of Ebix ("Ebix

Preferred Stock") (the "Merger Consideration"). In addition, subject to the terms and conditions of the Merger Agreement, as a result of the Merger:

        Each of our Class F Shares, par value $0.0001 per share, of Yatra (each, a "Class F Share") will be cancelled and converted into the right to receive 0.00000005 of a share of Ebix Preferred Stock (the "Class F Exchange Ratio");

        Each equity share, par value 10 Indian rupees per share, of Yatra Online Private limited ("Yatra India Share") will be cancelled and converted into the right to receive a specified amount of shares of Ebix Preferred Stock as set forth in the Merger Agreement;

        Each option to purchase our Ordinary Shares that is outstanding immediately prior to the Effective Time, whether vested or unvested (an "Option"), will be cancelled and converted into the right to receive in respect of each Net Option Share (as defined below), if any, subject to such Option, the Merger Consideration that would be received for one Ordinary Share. A Net Option Share means the quotient obtained by dividing (i) the product obtained by multiplying (A) the excess, if any, of the Merger Consideration Value (as defined below) over the exercise price per Ordinary Share subject to such Option immediately prior to the Effective Time by (B) the number of Ordinary Shares subject to such Option immediately prior to the Effective Time, by (ii) Merger Consideration Value. For purposes of the preceding sentence, the "Merger Consideration Value" means the product of (x) the Common Exchange Ratio (as defined below) and (y) $59;

        Each of our restricted stock units that is outstanding immediately prior to the Effective Time, whether vested or unvested (a "RSU"), will be cancelled and converted into the right to receive the Merger Consideration due an Ordinary Share;

        Each Warrant that is outstanding immediately prior to the Effective Time will be assumed by Ebix and become, as of the Effective Time, a warrant to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such Warrant immediately prior to the Effective Time, Ebix Preferred Stock, except that (A) the number of shares of Ebix Preferred Stock, subject to such Warrant will equal the product of (x) the number of Ordinary Shares that were subject to such Warrant immediately prior to the Effective Time, multiplied by (y) the Merger Exchange Ratio, and (B) the per-share exercise price will equal the quotient of (1) the exercise price per Ordinary Share at which such Warrant was exercisable immediately prior to the Effective Time, divided by (2) the Merger Exchange Ratio.

        Each share of Ebix Preferred Stock contains a right to require Ebix to redeem such shares of Ebix Common Stock for a specified cash price (the "Put Right") and is convertible at the election of the Yatra shareholder into common stock, par value $0.10 per share, of Ebix ("Ebix Common Stock") at a conversion rate of 20 shares of Ebix Common Stock for each share of Ebix Preferred Stock (the "Conversion Rate"). The Merger Agreement, defines the "Common Exchange Ratio" as 0.09998, which represents the approximate ratio of one Ordinary Share to one share of Ebix Common Stock.

        Based on the closing price of Ebix Common Stock on Nasdaq on July 16, 2019, the last trading day before the public announcement of the Merger Agreement, the Merger Consideration represented approximately $4.81 in value for each Ordinary Share. Based on the closing price of Ebix Common Stock on Nasdaq on                    , 2020, the most recent practicable trading day prior to the date of this Prospectus/Offer to Exchange, the Merger Consideration represented approximately $            in value for each Ordinary Share. Because Ebix will issue a fixed fraction of a share of Ebix Preferred Stock in exchange for each Ordinary Share, the value of the Merger Consideration that our shareholders will receive in the Merger will depend on the market price of Ebix Common Stock at the time the Merger is completed. The market price of Ebix Common Stock when our shareholders receive the Ebix Preferred Stock after the Merger could be greater than, less than or the same as the market price of

Ebix Common Stock on the date of this Prospectus/Offer to Exchange or at the time of the Yatra extraordinary general meeting held to approve the Merger.

Conditions to Completion of the Merger

        As more fully described in the Merger Agreement, the obligation of each of Ebix and Merger Sub, on the one hand, and us, on the other hand, to complete the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of a number of conditions, including the following:

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  adoption of the Merger Agreement by holders of the requisite number of our Ordinary Shares at an extraordinary meeting of shareholders held for that purpose (the "Yatra Shareholder Approval") in accordance with applicable law and our Sixth Amended and Restated Memorandum and Articles of Association (our "Articles");

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  authorization for listing on the Nasdaq Global Select Market of the Ebix Preferred Stock issuable to our shareholders in the Merger and such other shares of Ebix Preferred Stock to be reserved for issuance in connection with the Merger, subject only to official notice of issuance;

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  absence of any final, unappealable restraining order or preliminary or permanent injunction or other order by any federal or state court or other tribunal of competent jurisdiction or applicable law preventing consummation of the Merger;

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  termination or expiration of any waiting periods (or any extension thereof) applicable to the Merger under any applicable anti-trust law; and

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  effectiveness of the registration statement for the shares of Ebix Preferred Stock being issued in the Merger and the absence of any stop order suspending that effectiveness or any proceedings for that purpose pending before or threatened by the SEC.

        In addition, the obligations of Ebix and Merger Sub to complete the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of certain additional conditions, including (i) the accuracy of the representations and warranties of Yatra set forth in the Merger Agreement, subject in certain cases to a "material adverse effect" standard; (ii) the absence of any material breach by us of any of our agreements and covenants required to be performed by us under the Merger Agreement prior to the closing date of the Merger; (iii) the absence of the occurrence of a "material adverse effect" with respect to us; (iv) the receipt of a certificate executed by one of our executive officers as to the satisfaction of the conditions described in the preceding three clauses; (v) the cancellation or other extinguishment (as evidenced by customary documentation) of warrants to purchase our Ordinary Shares, such that no more than 8,768,979 Yatra Ordinary Shares remain subject to warrants or rights to purchase (other than our equity awards under our share plans); and (vi) the receipt by us of written acknowledgement from each third party financial advisor and investment banker that has performed services for us or any of our subsidiaries in connection with the Merger Agreement and the transactions contemplated thereby that all expenses due for such services have been paid in full.

        In addition, our obligation to complete the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of certain additional conditions, including (i) the accuracy of the representations and warranties of Ebix and Merger Sub set forth in the Merger Agreement, subject in certain cases to a "material adverse effect" standard, (ii) the absence of any material breach by Ebix and Merger Sub of any of their respective agreements and covenants required by the Merger Agreement to be performed prior to the closing date of the Merger, (iii) the absence of the occurrence of a "material adverse effect" with respect to Ebix, and (iv) receipt of a certificate executed by an executive officer of Ebix and Merger Sub as to the satisfaction of such conditions.

        Ebix and Yatra cannot be certain when, or if, the foregoing conditions to the Merger will be satisfied or waived, or that the Merger will be completed. The foregoing conditions to the consummation of the Merger and our and Ebix's respective obligations to complete the Merger are collectively referred to herein as the "Conditions to Completion of the Merger."

Termination and Reimbursement Fees

        The Merger Agreement also provides that the Merger Agreement may be terminated by us or Ebix under certain circumstances, and in certain specified circumstances upon termination of the Merger Agreement, we will be required to pay Ebix a termination fee of $8,160,000. We will also be required to pay Ebix an expense reimbursement in an amount up to $4,000,000 in the aggregate in connection with the failure to obtain the Yatra Shareholder Approval.

Board Approvals

        Our board of directors and the respective boards of directors of Merger Sub and Ebix have each approved the Merger Agreement, the Merger and the Plan of Merger. Our board of directors has also resolved to recommend that our shareholders adopt the Merger Agreement and the Plan of Merger. The Merger is expected to occur on the third business day after the conditions to its completion have been satisfied or, to the extent permitted by applicable law, waived. As of the date of this Prospectus/Offer to Exchange, the Merger is expected to be completed in the second quarter of 2020. However, there can be no assurance as to when, or if, the Merger will occur.

        A copy of the Merger Agreement is filed as an exhibit to this Prospectus/Offer to Exchange. For more information on the Merger, we refer you to the Joint Proxy Statement/Prospectus contained in our Report of Foreign Private Issuer on Form 6-K, filed with the SEC on                    , 2020 (the "Joint Proxy Statement/Prospectus").

The Offer and Consent Solicitation

        Subject to the Minimum Tender Condition, the Consent Solicitation Approval Condition, the Merger Condition and the other terms and conditions to the Offer (as described below) we will exchange up to 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares for an aggregate of 1,315,347 Ordinary Shares. If more than 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares are validly tendered for exchange and not withdrawn, we will accept for exchange up to 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares on a pro rata basis among the tendering Warrant holders. Until the Expiration Date, we are offering to holders of up to 17,537,958 Warrants the opportunity to receive 0.075 of an Ordinary Share in exchange for such Warrants. Holders of the Warrants tendered for exchange will not have to pay any of the exercise price for the tendered Warrants in order to receive Ordinary Shares in the exchange.

        Our obligation to accept for exchange, and to exchange, Warrants for Ordinary Shares in the Offer is subject to a number of conditions, including (a) a nonwaivable condition that there be validly tendered and not withdrawn prior to the expiration of the Offer at least 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares (the "Minimum Tender Condition"), (b) a nonwaivable condition that the Consent Solicitation (as defined below) be approved by the requisite holders (the "Consent Solicitation Approval Condition"), (c) the satisfaction of the Conditions to Completion of the Merger (as defined under "—The Yatra Ebix Merger—Conditions to Completion of the Merger" above) (the "Merger Condition") and (d) the satisfaction of other customary conditions, including the effectiveness of the registration statement of which this document is a part and there being no action or proceeding, statute, rule, regulation or order that would challenge or restrict the making or completion of the Offer, as described in this Prospectus/Offer to Exchange. See The Offer and Consent Solicitation—Background and Purpose of the Offer and Consent Solicitation" below.

        As part of the Offer, we are also soliciting consents from holders of the Public Warrants to amend the Warrant Agreement that governs all of the Warrants. If approved, the Warrant Amendment would permit the Warrants to be exchanged, at the Company's discretion, for Ordinary Shares without payment by the holder of the exercise price. A copy of Warrant Amendment is attached hereto as Annex A. We urge that you carefully read the Warrant Amendment in its entirety. Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 65% of the outstanding Public Warrants is required to approve the Warrant Amendment. Therefore, one of the conditions to (i) the adoption of the Consent Solicitation and (ii), pursuant to the terms of the Offer, Yatra's obligation to accept for exchange, and to exchange Warrants for Ordinary Shares in the Offer, is the receipt of the consent of holders of at least 65% of the outstanding Public Warrant.

        As described above, and more fully described in the Merger Agreement, the obligations of Ebix and Merger Sub to complete the Merger are subject to, among other conditions, the condition that we cancel or otherwise extinguish warrants to purchase our Ordinary Shares, such that no more than 8,768,979 of our Ordinary Shares remain subject to warrants or rights to purchase (other than equity awards under our share plans) prior to the Merger. The purpose of the Offer is to fulfill such condition to the obligations of Ebix and Merger Sub to consummate the Merger. The purpose of the Consent Solicitation is to further simplify our corporate structure and provide greater clarity regarding the number of Ordinary Shares that are, and that may become, outstanding prior to the consummation of the Merger. See "The Offer and Consent Solicitation—Background and Purpose of the Offer and Consent Solicitation" beginning on page 26.

Consequences of Not Exchanging your Warrants for Ordinary Shares

        If you do not tender your Warrants in the Offer and we complete the Merger with Ebix, your Warrants will, by virtue of the Merger and without further action on your part, be assumed by Ebix and become, as of the Effective Time, a warrant to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such Warrant immediately prior to the Effective Time, Ebix Preferred Stock, except that (A) the number of shares of Ebix Preferred Stock, subject to such Warrant will equal the product of (x) the number of Ordinary Shares that were subject to such Warrant immediately prior to the Effective Time, multiplied by (y) the Merger Exchange Ratio, and (B) the per-share exercise price will equal the quotient of (1) the exercise price per Ordinary Share at which such Warrant was exercisable immediately prior to the Effective Time, divided by (2) the Merger Exchange Ratio. The rights associated with our Ordinary Shares are different from the rights associated with the Ebix common stock into which the Ebix Preferred Stock is convertible. For a comparison of the material differences between (i) the current rights of our shareholders under the law of the Cayman Islands and under Yatra's Articles and (ii) the current rights of Ebix stockholders under Delaware law and the Ebix certificate of incorporation and the Ebix bylaws we refer you to the section entitled "Comparison of Stockholder Rights" included in the Joint Proxy Statement/Prospectus. If you do not tender your Warrants in the Offer and we do not complete the Merger with Ebix, your Warrants will remain outstanding as warrants to purchase our Ordinary Shares, subject to their current terms.

        As described above, the obligations of Ebix and Merger Sub to consummate the Merger are conditioned upon, among other things, the cancellation or other extinguishment of warrants to purchase our Ordinary Shares, such that no more than 8,768,979 Ordinary Shares remain subject to warrants or rights to purchase (other than equity awards under our share plans) and our obligation to accept for exchange, and to exchange, Warrants for Ordinary Shares in the Offer is subject to, among other things, the Minimum Tender Condition. If these and other applicable conditions are not met, we will not complete the Offer and we and Ebix may not consummate the Merger and your Warrants may remain outstanding as warrants to purchase our Ordinary Shares.

        If we complete the Offer and Consent Solicitation and obtain the requisite approval for the Warrant Amendment, prior to any such required exchange, the Public Warrants, which are currently listed and traded on the OTC OX Market, may experience reduced liquidity and Warrant holders may have difficulty trading and obtaining accurate quotations for such Public Warrants. See "Risk Factors—Risks Related to Our Warrants and the Offer to Exchange and Consent Solicitation."

Risk Factors

        An investment in our Ordinary Shares involves risks that a potential investor should carefully evaluate prior to making such an investment. See "Risk Factors" beginning on page 22 of this Prospectus/Offer to Exchange. Additionally, see the factors described in the sections entitled "Item 3. Key information—D. Risk Factors" and "Item 5. Operating and Financial Review and Prospects" in our 2019 Annual Report on Form 20-F (which is incorporated by reference herein) and in any subsequently filed Reports of Foreign Private Issuer on Form 6-K and other filings we make with the SEC.

Amendments and Supplements

        We will amend our offering materials, including this Prospectus/Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent or given by us to Warrant holders in connection with the Offer and Consent Solicitation. You should read this Prospectus/Offer to Exchange and any amendments and/or supplement hereto, together with the documents incorporated by reference herein, the registration statement on Form F-4 of which this document is a part and the exhibits thereto, and the additional information described under the heading "Where You Can Find More Information."

Summary of the Offer and Consent Solicitation

        The summary below describes the principal terms of this offering. The "Description of Share Capital" section in our 2019 Annual Report on Form 20-F, which is incorporated by reference herein contains a more detailed description of our Ordinary Shares.

Our Company	Yatra Online, Inc., a Cayman Islands exempted company, is a leading India online travel company, addressing the needs of both leisure and business travelers.
Corporate Contact Information

Our registered office is located at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1 1104 Cayman Islands and our principal executive office is located at Gulf Adiba, Plot No. 272, 4th Floor, Udyog Vihar, Phase-II, Sector-20, Gurugram-122008, Haryana, India and the telephone number at such principal executive office is (+91 124) 4591700.

Warrants that qualify for the Offer	Public Warrants

As of January 16, 2020, 21,622,679 Public Warrants were outstanding. The Public Warrants were issued to the Terrapin Sponsors, as former public warrant holders of Terrapin, in connection with our Business Combination. Pursuant to the Offer, we are offering up to an aggregate of 1,315,347 of our Ordinary Shares in exchange for an aggregate of 17,537,958 Public Warrants and Private Warrants that may be exchanged in the Offer, as described below under "—The Offer."

Private Warrants

As of January 16, 2020, 13,052,321 Private Warrants were outstanding. The Private Warrants were issued to the Terrapin Sponsors, as former shareholders of Terrapin, pursuant to an exemption from registration under the Securities Act as in connection with our Business Combination Pursuant to the Offer, we are offering up to an aggregate of 1,315,347 of our Ordinary Shares in exchange for an aggregate of 17,537,958 Public Warrants and Private Warrants that may be exchanged in the Offer, as described below under "—The Offer."

General Terms of the Warrants

Each Warrant entitles such warrant holder to purchase one-half of one Ordinary Share for a purchase price of one-half of $11.50, subject to adjustments pursuant to the Warrant Agreement. We may call the Public Warrants or the Private Warrants, if no longer held by the Terrapin Sponsors or their permitted transferees, for redemption, at any time while the Warrants are exercisable, upon not less than 30 days' prior written notice of redemption to each Warrant holder, at $0.01 per warrant, if and only if the last sale price of our Ordinary Shares has been $24.00 per Ordinary Share on each of 20 trading days within a 30 consecutive trading day period and if, and only if, there is a current registration statement in effect with respect to the Ordinary Shares underlying the Warrants available throughout the 30-day redemption period. If we call the Warrants for redemption, we will have the option to require any holder that wishes to exercise its warrant to do so on a cashless basis. The terms of the Private Warrants are identical to the Public Warrants, except that such Private Warrants are exercisable for cash (even if a registration statement covering the Ordinary Shares issuable upon exercise of such warrants is not effective) or on a cashless basis and are not redeemable by us, in each case so long as they are still held by a Terrapin Sponsor (as defined below) or its permitted transferee. The Warrants expire on December 16, 2021.

Our Ordinary Shares	Our Ordinary Shares are listed on Nasdaq under the symbol "YTRA," and the Public Warrants are listed on the OTC QX under the symbol "YTROF."
The Offer

We will exchange up to 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares for Ordinary Shares. If more than 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares are validly tendered for exchange and not withdrawn, we will accept for exchange up to 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares on a pro rata basis among the tendering Warrant holders.

Yatra's obligation to accept for exchange, and to exchange, Warrants for Ordinary Shares in the Offer is subject to a number of conditions, including (a) a nonwaivable condition that there be validly tendered and not withdrawn prior to the expiration of the Offer at least 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares (the "Minimum Tender Condition"), (b) a nonwaivable condition that the Consent Solicitation (as defined below) be approved by the requisite holders (the "Consent Solicitation Approval Condition"), (c) the satisfaction of the Conditions to Completion of the Merger (as defined under "The Offer and Consent Solicitation—Background and Purpose of the Offer and Consent Solicitation—The Yatra-Ebix Merger—Conditions to Completion of the Merger") (the "Merger Condition") and (d) the satisfaction of other customary conditions, including the effectiveness of the registration statement of which this document is a part and there being no action or proceeding, statute, rule, regulation or order that would challenge or restrict the making or completion of the Offer, as described in this Prospectus/Offer to Exchange. See "The Offer and Consent Solicitation—General Terms—Conditions to the Offer and Consent Solicitation" on page 26.

Each Warrant holder whose Warrants are exchanged pursuant to the Offer will receive 0.075 of an Ordinary Share for each Warrant so exchanged. No fractional Ordinary Shares will be issued pursuant to the Offer. In the event that a Warrant holder would be entitled to receive a fractional interest in an Ordinary Share, we will round down to the nearest whole number, the number of Ordinary Shares to be issued to such Warrant holder.

Holders of the Warrants tendered for exchange will not have to pay any of the exercise price for the tendered Warrants in order to receive Ordinary Shares in the exchange.

The Ordinary Shares issued in exchange for the Warrants will be unrestricted and freely transferable, as long as the holder is not an affiliate of ours and was not an affiliate of ours within the three months prior to the proposed transfer of such shares.

The Offer is being made to all Warrant holders except those holders who reside in states or other jurisdictions where an offer, solicitation or sale would be unlawful (or would require further action in order to comply with applicable securities laws).

The Consent Solicitation

In order to tender Public Warrants in the Offer and Consent Solicitation, holders are required to consent (by executing the Letters of Transmittal and Consent or requesting that their broker or nominee consent on their behalf) to an amendment (the "Warrant Amendment") to that certain Warrant Agreement, dated as of July 16, 2014, as amended by that certain Assignment, Assumption and Amendment Agreement, dated December 16, 2016, by and between the company, Terrapin and Continental Stock Transfer & Trust Company (as amended, the "Warrant Agreement") that governs all of the Warrants, as set forth in the Form of Warrant Amendment attached as Annex A. If approved, the Warrant Amendment would permit Warrants to be exchanged, at the Company's discretion, for Ordinary Shares without payment by the holder of the exercise price.

Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 65% of the outstanding Public Warrants is required to approve the Warrant Amendment. Therefore, one of the conditions to (i) the adoption of the Consent Solicitation and (ii), pursuant to the terms of the Offer, Yatra's obligation to accept for exchange, and to exchange Warrants for Ordinary Shares in the Offer, is the receipt of the consent of holders of at least 65% of the outstanding Public Warrants.

Purpose of the Offer and Consent Solicitation

As described under "The Offer and Consent Solicitation—Background and Purpose of the Offer and Consent Solicitation", the obligations of Ebix and Merger Sub to complete the Merger are subject to, among other conditions, the condition that we cancel or otherwise extinguish warrants to purchase our Ordinary Shares, such that no more than 8,768,979 of our Ordinary Shares remain subject to warrants or rights to purchase (other than equity awards under our share plans) prior to the Merger. The purpose of the Offer is to fulfill such condition to the obligations of Ebix and Merger Sub to consummate the Merger. The purpose of the Consent Solicitation is to further simplify our corporate structure and provide greater clarity regarding the of Ordinary Shares that are, and that may become, outstanding prior to the consummation of the Merger. See "The Offer and Consent Solicitation—Background and Purpose of the Offer and Consent Solicitation" beginning on page 26.

Offer Period

The Offer and Consent Solicitation will expire on the Expiration Date, which is 11:59 p.m., Eastern Standard Time, on , 2020, or such later time and date to which we may extend. All Warrants tendered for exchange pursuant to the Offer and Consent Solicitation, and all required related paperwork, must be received by the exchange agent by the Expiration Date, as described in this Prospectus/Offer to Exchange.

If the Offer Period is extended, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Standard Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.

We may withdraw the Offer and Consent Solicitation only if the conditions of the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered Warrants (and the related consent to the Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law. See "The Offer—General Terms—Offer Period" on page 27.

Amendments to the Offer and Consent Solicitation

We reserve the right at any time or from time to time, to amend the Offer and Consent Solicitation, including by increasing or (if the conditions to the Offer are not satisfied) decreasing the exchange ratio of Ordinary Shares issued for every Warrant exchanged or by changing the terms of the Warrant Amendment. If we make a material change in the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition of the Offer and Consent Solicitation, we will extend the Offer and Consent Solicitation to the extent required by Rules 13e-4(d) (2) and 13e-4©(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See "The Offer—General Terms—Amendments to the Offer and Consent Solicitation."

Conditions to the Offer and Consent Solicitation

The Offer is subject to a number of conditions, including (a) the nonwaivable Minimum Tender Condition, (b) the nonwaivable Consent Solicitation Approval Condition, (c) the satisfaction of the Merger Condition and (d) the satisfaction of other customary conditions, including the effectiveness of the registration statement of which this document is a part and there being no action or proceeding, statute, rule, regulation or order that would challenge or restrict the making or completion of the Offer, as described in this Prospectus/Offer to Exchange.

The Consent Solicitation is conditioned upon receiving the consent of holders of at least 65% of the outstanding Public Warrants (which is the minimum number required to amend the Warrant Agreement).
See "The Offer and Consent Solicitation—General Terms—Conditions to the Offer and Consent Solicitation" on page 26.

Withdrawal Rights

If you tender your Warrants and change your mind, you may withdraw your tendered Warrants (and thereby revoke the related consent to the Warrant Amendment with respect to your Public Warrants) at any time prior to the Expiration Date, as described in greater detail in the section entitled "The Offer and Consent Solicitation—Withdrawal Rights" beginning on page 32. If the Offer Period is extended, you may withdraw your tendered Warrants (and your related consent to the Warrant Amendment with respect to your Public Warrants will be automatically revoked as a result) at any time until the extended Expiration Date. In addition, tendered Warrants that are not accepted by us for exchange by                        , 2020 may thereafter be withdrawn by you until such time as the Warrants are accepted by us for exchange.

Participation by Directors, Executive Officers and Affiliates

Certain of our directors and entities associated with such directors hold Private Warrants and may participate in the Offer. Our directors, executive officers and affiliates are not required to participate in the Offer, except as described under "The Offer and Consent Solicitation—Interests of Directors, Executive Officers and Others."

Federal and State Regulatory Approvals

Other than compliance with the applicable federal and state securities laws, no federal or state regulatory requirements must be complied with and no federal or state regulatory approvals must be obtained in connection with the Offer and Consent Solicitation.

Absence of Appraisal or Dissenters' Rights	Holders of the Warrants do not have any appraisal or dissenters' rights under applicable law in connection with the Offer and Consent Solicitation.

U.S. Tax Consequences of the Offer

Subject to the passive foreign investment company ("PFIC") rules, for those holders of Warrants participating in the Offer and for any holders of Warrants subsequently exchanged for Ordinary Shares pursuant to the terms of the Warrant Amendment, we intend to treat your exchange of Warrants for our Ordinary Shares as a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Code pursuant to which (i) you should not recognize any gain or loss on the exchange of Warrants for shares of our Ordinary Shares, (ii) your aggregate tax basis in the shares received in the exchange should equal your aggregate tax basis in your Warrants surrendered in the exchange, and (iii) your holding period for the shares received in the exchange should include your holding period for the surrendered Warrants. However, because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the exchange of Warrants for our Ordinary Shares, there can be no assurance in this regard and alternative characterizations are possible by the IRS or a court, including ones that would require U.S. holders to recognize taxable income.

Although the issue is not free from doubt, we intend to treat all Warrants not exchanged for Ordinary Shares in the Offer as having been exchanged for "new" Warrants pursuant to the Warrant Amendment and to treat such deemed exchange as a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Code, pursuant to which, subject to the PFIC rules, (i) you should not recognize any gain or loss on the deemed exchange of Warrants for "new" Warrants, (ii) your aggregate tax basis in the "new" Warrants deemed to be received in the exchange should equal your aggregate tax basis in your existing Warrants surrendered in the exchange, and (iii) your holding period for the "new" Warrants deemed to be received in the exchange should include your holding period for the surrendered Warrants. Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the deemed exchange of Warrants for "new" Warrants pursuant to the Warrant Amendment, there can be no assurance in this regard and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. holders to recognize taxable income. See "The Offer—Material U.S. Federal Income Tax Consequences" beginning on page 39.

Indian Tax Consequences of the Offer

The exchange of Warrants at the fair market value of the Ordinary Shares against tender of warrants by the Warrant Holders may not trigger any adverse Indian tax implications. However, there can be no assurance in this regard and alternative characterizations by the Indian tax authorities or a court are possible, See -"The Offer—Material Indian Income Tax Consequences" beginning on page 46.

No Recommendation

None of Yatra, our board of directors, our management, the exchange agent, the information agent or any other person makes any recommendation on whether you should tender or refrain from tendering all or any portion of your Warrants or consent to the Warrant Amendment, and no one has been authorized by any of them to make such a recommendation.

However, our board of directors has approved the Merger Agreement, the Merger and the Plan of Merger and determined that the transactions contemplated by the Merger Agreement are in the best interests of the Yatra.

Consequences of Not Exchanging your Warrants for Ordinary Shares

If you do not tender your Warrants in the Offer and we complete the Merger with Ebix, your Warrants will, by virtue of the Merger and without further action on your part, be assumed by Ebix and become, as of the Effective Time, a warrant to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such Warrant immediately prior to the Effective Time, Ebix Preferred Stock, except that (A) the number of shares of Ebix Preferred Stock, subject to such Warrant will equal the product of (x) the number of Ordinary Shares that were subject to such Warrant immediately prior to the Effective Time, multiplied by (y) the Merger Exchange Ratio, and (B) the per-share exercise price will equal the quotient of (1) the exercise price per Ordinary Share at which such Warrant was exercisable immediately prior to the Effective Time, divided by (2) the Merger Exchange Ratio.

The rights associated with our Ordinary Shares are different from the rights associated with the Ebix common stock into which the Ebix Preferred Stock is convertible. For a comparison of the material differences between (i) the current rights of our shareholders under the law of the Cayman Islands and under Yatra's Articles and (ii) the current rights of Ebix stockholders under Delaware law and the Ebix certificate of incorporation and the Ebix bylaws we refer you to the section entitled "Comparison of Stockholder Rights" included in the Joint Proxy Statement/Prospectus.

If you do not tender your Warrants in the Offer and we do not complete the Merger with Ebix, your Warrants will remain outstanding as warrants to purchase our Ordinary Shares, subject to their current terms.

As described above, the obligations of Ebix and Merger Sub to consummate the Merger are conditioned upon, among other things, the cancellation or other extinguishment of warrants to purchase our Ordinary Shares, such that no more than 8,768,979 Ordinary Shares remain subject to warrants or rights to purchase (other than equity awards under our share plans) and our obligation to accept for exchange, and to exchange, Warrants for Ordinary Shares in the Offer is subject to, among other things, the Minimum Tender Condition. If these and other applicable conditions are not met, we will not complete the Offer and we and Ebix may not consummate the Merger and your Warrants may remain outstanding as warrants to purchase our Ordinary Shares.

If we complete the Offer and Consent Solicitation and obtain the requisite approval for the Warrant Amendment, prior to any such required exchange, the Public Warrants, which are currently listed and traded on the OTC OX Market, may experience reduced liquidity and Warrant holders may have difficulty trading and obtaining accurate quotations for such Public Warrants. See "Risk Factors—Risks Related to Our Warrants and the Offer to Exchange and Consent Solicitation."

Risk Factors	For risks related to the Offer and Consent Solicitation, please read the section entitled "Risk Factors" beginning on page 22 of this Prospectus/Offer to Exchange.
Exchange Agent	The exchange agent for the Offer and Consent Solicitation is:
Continental Stock Transfer and Trust Company Attn: Corporate Actions Department 1 State Street, 30th Floor New York, NY 10004 (917) 262-2378
Additional Information

We recommend that our Warrant holders review the registration statement on Form F-4, of which this Prospectus/Offer to Exchange forms a part, including the exhibits, that we have filed with the SEC in connection with the Offer and Consent Solicitation and our other materials that we have filed with the SEC, before making a decision on whether to accept the Offer and consent to the Warrant Amendment. All reports and other documents we have filed with the SEC can be accessed electronically on the SEC's website at www.sec.gov.

If you have any questions about the Offer and Consent Solicitation, you should contact Manish Hemrajani, Investor Relations, Yatra Online, Inc., at the below address, phone number and email:
Manish Hemrajani Investor Relations Yatra Online, Inc. Gulf Adiba, Plot No. 272 4th Floor, Udyog Vihar, Phase-II Sector-20, Gurugram-122008, Haryana, India
Phone: (646) 875-8380 Email: manish.hemrajani@yatra.com

You may also direct questions concerning exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent or the Notice of Guaranteed Delivery to the information agent:

If you have any questions about the exchange procedures or need additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent or Notice of Guaranteed Delivery you should contact the information agent at the below address, phone number and email:

D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Banks and Brokers Call Collect: (212) 269-5550 All Others Call Toll-Free: (866) 796-6867 Email: yatra@dfking.com

 Summary Financial Data

        The following tables set forth certain summary financial information. We have derived the summary financial information as of and for (i) the fiscal years ended March 31, 2019, 2018 and 2017 from our audited consolidated financial statements included in our 2019 Annual Report on Form 20-F and (ii) the three months and six months ended September 30, 2019 and 2018 from our unaudited interim condensed consolidated financial information included in our Report of Foreign Private Issuer on Form 6-K filed with the SEC on December 4, 2019 (our "December 2019 6-K"). We refer you to those financial statements, accompanying notes and the other financial information included in our 2019 Annual Report on Form 20-F and our December 2019 6-K, which are incorporated by reference in this Prospectus/Offer to Exchange.

        Our consolidated financial statements are prepared and presented in accordance with IFRS as issued by the IASB. Effective April 1, 2018, we adopted the new revenue recognition standard, IFRS 15, pursuant to which upfront cash incentives, loyalty programs costs for customer inducement and acquisition costs for promoting transactions across various booking platforms, some of which, when incurred, were previously recorded as marketing and sales promotion costs, are now recorded as an offset of revenue. We have adopted the new standard by using the cumulative effect method and, accordingly, the comparative information has not been restated. Our historical results do not necessarily indicate results expected for any future period. Further, our results as of and for the three months and six months ended September 30, 2019 are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year. In the opinion of management, the unaudited interim consolidated financial statements from which the below summary financial information for the three months and six months ended September 30, 2019 is derived include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of our financial position and operating results for these periods.

        The translations of Indian rupee amounts to US dollars amounts set forth below are solely for the convenience of the reader and are based on the noon buying rate of in The City of New York for cable transfers of INR 70.64 per $1.00 as certified for customs purposes by the Federal Reserve Bank of New York on September 30, 2019. We make no representation that the Indian rupee amounts represent US dollar amounts or have been, could have been or could be converted into US dollars at such rates or any other rates.

	Fiscal Year Ended March 31,			Three Months Ended September 30,		Six Months Ended September 30,
Consolidated statement of profit or loss and other comprehensive loss (amounts in thousands, except per share data and number of shares)	2017	2018	2019	2018	2019	2018	2019	2019
	INR	INR	INR	INR	INR	INR	INR	USD
Revenue:
Air Ticketing	3,656,976	5,012,931	3,449,265	804,827	707,416	1,672,954	1,479,474	20,944
Hotels and Packages	5,326,414	6,628,236	4,914,420	995,925	782,702	2,822,312	1,978,194	28,004
Other services	52,896	105,249	56,419	17,750	23,409	23,254	41,309	585
Other revenue	320,527	502,097	938,476	237,224	244,255	376,908	509,563	7,214

Total revenue	9,356,813	12,248,513	9,358,580	2,055,726	1,757,782	4,895,428	4,008,540	56,747

Other income	25,282	90,001	263,785	29,359	52,937	113,837	83,207	1,178
Service cost	4,179,486	4,930,757	4,282,803	845,115	640,831	2,466,185	1,648,891	23,342
Personnel expenses	2,115,308	2,902,840	2,550,214	659,966	469,494	1,446,272	982,440	13,908
Marketing and sales promotion expenses	2,457,242	4,153,920	809,996	198,750	46,201	485,242	128,456	1,818
Other operating expenses	2,217,887	3,285,530	3,975,805	1,178,159	713,687	1,981,843	1,600,472	22,657
Depreciation and amortization	275,587	425,600	581,746	138,266	169,118	270,276	332,770	4,711

Results from operations	(1,863,415)	(3,360,133)	(2,578,199)	(935,171)	(228,612)	(1,640,553)	(601,282)	(8,511)

Share of loss of joint venture	(9,441)	(10,559)	(12,772)	(3,419)	(1,922)	(7,058)	(4,378)	(62)
Finance income	139,158	91,912	41,310	11,777	10,654	17,938	36,396	515
Finance costs	(149,863)	(153,056)	(263,290)	(43,241)	(51,894)	(88,311)	(99,903)	(1,414)
Listing and related expense	(4,242,526)	—	—	—	—	—	—	—
Change in fair value of warrants—gain/(loss)	230,111	(563,253)	1,667,193	841,577	(119,768)	1,278,808	(72,687)	(1,029)

Loss before taxes	(5,895,976)	(3,995,089)	(1,145,758)	(128,477)	(391,542)	(439,176)	(741,854)	(10,501)

Tax (expense) / credits	(40,987)	(56,887)	(47,837)	(31,635)	(7,616)	(32,682)	(24,592)	(348)

Loss for the period	(5,936,963)	(4,051,976)	(1,193,595)	(160,112)	(399,158)	(471,858)	(766,446)	(10,849)

Loss attributable to:
Owners of the Parent Company	(5,901,483)	(3,993,140)	(1,148,203)	(143,204)	(396,907)	(442,919)	(760,151)	(10,761)
Non-controlling interest	(35,480)	(58,836)	(45,392)	(16,908)	(2,251)	(28,939)	(6,295)	(88)

Loss for the period	(5,936,963)	(4,051,976)	(1,193,595)	(160,112)	(399,158)	(471,858)	(766,446)	(10,849)

Loss per share
Basic	(237.89)	(116.41)	(26.37)	(3.13)	(8.54)	(10.87)	(16.36)	(0.23)
Diluted	(237.89)	(116.41)	(26.95)	(3.44)	(8.54)	(11.37)	(16.36)	(0.23)
Weighted average number of ordinary shares outstanding used in computing earnings per share
Basic	24,807,122 *	34,301,152	43,543,991	45,809,466	46,476,204	40,761,130	46,475,144	46,475,144
Diluted	24,807,122 *	34,301,152	44,286,393	46,551,868	46,476,204	41,503,532	46,475,144	46,475,144

*
On December 16, 2016, preference shares issued by Yatra Online, Inc. were converted into Ordinary Shares of Yatra Online, Inc. We thereafter effectuated a reverse 5.4242194-for-one share split of our Ordinary Shares as well as a reverse 5.4242194-for-one adjustment with respect to the number of Ordinary Shares underlying our share options. Consequently, the basic and diluted earnings per share for all periods presented are adjusted retrospectively to reflect the share split.

        The following table sets forth a summary of our consolidated statement of financial position as of March 31, 2017, 2018 and 2019, and as of September 30, 2018 and 2019:

	March 31,			September 30,
Consolidated statement of financial position data (Amounts in thousands)	2017	2018	2019	2018	2019	2019
	INR	INR	INR	INR	INR	USD
Trade and other receivables	1,970,375	3,976,751	4,921,270	4,809,370	4,079,338	57,748
Term deposits	3,027,861	1,012,144	1,029,533	1,024,795	731,255	10,352
Cash and cash equivalents	1,532,629	2,465,073	2,161,014	3,930,543	1,268,454	17,957
Total assets	9,574,434	11,616,787	12,551,897	14,068,946	10,413,826	147,422
Total equity attributable to equity holders of the company	3,137,487	(224,918)	2,359,749	3,029,439	1,562,151	22,115
Interest bearing loans and borrowings	44,877	851,829	1,176,405	1,395,822	1,115,266	15,788
Trade and other payables	3,148,544	5,049,630	5,268,046	5,059,367	4,164,465	58,954
Total liabilities	6,384,865	11,842,066	10,172,727	11,027,442	8,832,967	125,042
Total equity (deficit) and liabilities	9,574,434	11,616,787	12,551,897	14,068,946	10,413,826	147,422

Other Data:

        The following table sets forth for the periods indicated; certain selected consolidated financial and other data:

	Fiscal Year Ended March 31,			For the Three Months Ended September, 30		For the Six Months Ended September, 30
Figures in thousands (except percentages)	2017	2018	2019	2018	2019	2018	2019
	INR	INR	INR	INR	INR	INR	INR
Quantitative details(*)
Air Passenger Count	6,869	8,875	10,163	2,671	2,088	5,037	4,301
Hotel room nights	1,383	2,098	2,341	577	315	1,156	662
Holiday packages passengers traveled	143	168	134	27	25	77	63
(Amounts in INR)
Gross Bookings(**)
Air Ticketing	57,562,263	79,156,190	97,638,313	23,993,224	19,138,870	48,333,227	43,144,881
Hotels & Holiday Packages	10,435,643	13,386,288	13,511,914	3,129,773	1,949,368	7,215,876	4,406,113

	67,997,906	92,542,478	111,150,227	27,122,997	21,088,238	55,549,103	47,550,994

Adjusted Revenue(***)
Air Ticketing	3,656,976	5,012,931	5,708,152	1,373,172	1,029,658	2,627,828	2,176,598
Hotels & Holiday Packages	1,146,928	1,697,479	1,880,123	428,166	165,756	956,297	401,117
Others (including other income)	398,704	697,347	1,322,738	294,721	325,732	552,209	650,669
Net Revenue Margin %(****)
Air Ticketing	6.4%	6.3%	5.8%	5.7%	5.4%	5.4%	5.0%
Hotels & Holiday Packages	11%	12.7%	13.9%	13.7%	8.5%	13.3%	9.1%

*
Quantitative details are considered on Gross basis.

**
Gross Bookings represent the total amount paid by our customers for the travel services and products booked through us, including fees and other charges, and are net of cancellations and refunds.

***
As certain parts of our revenue are recognized on a "net" basis and other parts of our revenue are recognized on a "gross" basis, we evaluate our financial performance based on Adjusted Revenue, which is a non IFRS measure. We believe that Adjusted Revenue provides investors with useful supplemental information about the financial performance of our business and more accurately reflects the value addition of the travel services that we provide to our customers. The presentation of this non IFRS information is not meant to be considered in isolation or as a substitute for our consolidated financial results prepared in accordance with IFRS as issued by the IASB. Our Adjusted Revenue may not be comparable to similarly titled measures reported by other companies due to potential differences in the method of calculation.

****
Net Revenue Margins are defined as Adjusted Revenue as a percentage of Gross Bookings.

Certain Non-IFRS Measures

        As certain parts of our revenue are recognized on a "net" basis and other parts of our revenue are recognized on a "gross" basis, we evaluate our financial performance based on Adjusted Revenue, which is a non-IFRS measure. Effective April 1, 2018, we adopted the new revenue recognition standard, IFRS 15, under which promotional expenses in the nature of customer inducement/acquisition costs for acquiring customers and promoting transactions across various booking platforms, such as upfront incentives and loyalty programs cost, some of which, when incurred were previously recorded as marketing and sales promotion costs, are now being recorded as a reduction of revenue.

        We believe that Adjusted Revenue provides investors with useful supplemental information about the financial performance of our business and more accurately reflects the value addition of the travel services that we provide to our customers. The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for our unaudited condensed consolidated financial results prepared in accordance with IFRS as issued by the IASB. Our Adjusted Revenue may not be comparable to similarly titled measures reported by other companies due to potential differences in the method of calculation.

        The following table reconciles our Revenue (an IFRS measure), to Adjusted Revenue (a non-IFRS measure):

Reconciliation of Revenue (an IFRS measure) to Adjusted Revenue (a non-IFRS measure)

	Fiscal Year Ended March 31,
	Air Ticketing			Hotels and Packages			Other			Total
Amount in INR thousands	2017	2018	2019	2017	2018	2019	2017	2018	2019	2017	2018	2019
Revenue	3,656,976	5,012,931	3,449,265	5,326,414	6,628,236	4,914,420	373,422	607,346	994,895	9,356,812	12,248,513	9,358,580
Add: Customer promotional expenses	—	—	2,258,887	—	—	1,248,506	—	—	64,058	—	—	3,571,451
Service Cost	—	—	—	(4,179,486)	(4,930,757)	(4,282,803)	—	—	—	(4,179,486)	(4,930,757)	(4,282,803)
Other Income	—	—	—	—	—	—	—	—	—	25,282	90,001	263,785

Adjusted Revenue	3,656,976	5,012,931	5,708,152	1,146,928	1,697,479	1,880,123	373,422	607,346	1,058,953	5,202,608	7,407,757	8,911,013

	Three months ended September, 30
	Air Ticketing		Hotels and Packages		Others		Total
Amount in INR thousands	2018	2019	2018	2019	2018	2019	2018	2019
Revenue	804,827	707,416	995,925	782,702	254,974	267,664	2,055,726	1,757,782
Add: Customer promotional expenses	568,345	322,242	277,356	23,885	10,388	5,131	856,089	351,258
Service cost	—	—	(845,115)	(640,831)	—	—	(845,115)	(640,831)
Other income	—	—	—	—	—	—	29,359	52,937

Adjusted Revenue	1,373,172	1,029,658	428,166	165,756	265,362	272,795	2,096,059	1,521,146

	Six months ended September, 30
	Air Ticketing		Hotels and Packages		Others		Total
Amount in INR thousands	2018	2019	2018	2019	2018	2019	2018	2019
Revenue	1,672,954	1,479,474	2,822,312	1,978,194	400,162	550,872	4,895,428	4,008,540
Add: Customer promotional expenses	954,874	697,124	600,170	71,814	38,211	16,590	1,593,255	785,528
Service cost	—	—	(2,466,185)	(1,648,891)	—	—	(2,466,185)	(1,648,891)
Other income	—	—	—	—	—	—	113,837	83,207

Adjusted Revenue	2,627,828	2,176,598	956,297	401,117	438,373	567,462	4,136,335	3,228,384

RISK FACTORS

        Investing in our ordinary shares involves substantial risks and uncertainties. You should consider carefully and consult with your tax, legal and investment advisors with regard to the risks and uncertainties described below, together with all of the other information in this Prospectus/Offer to Exchange and the documents incorporated by reference herein, including our consolidated financial statements and the related notes, before deciding to exchange your Warrants for our ordinary shares. Any of the following risks could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. The market price of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects. Some statements in this Prospectus/Offer to Exchange and the documents incorporated by reference herein, including statements in the following risk factors, constitute forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements."

        In addition to the risk factors described below, you should consider the specific risks described in our 2019 Annual Report on Form 20-F, which is incorporated by reference herein, including risks relating to our operations, business environment and industry, and our proposed Merger with Ebix, and any other risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. See "Where You Can Find More Information." Based on the information currently known to us, we believe that the information included or incorporated by reference in this Prospectus/Offer to Exchange identifies the most significant risk factors affecting us. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors included or incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to Our Warrants and the Offer to Exchange and Consent Solicitation

Our results of operations may differ significantly from the unaudited pro forma condensed combined financial information included in this Prospectus/Offer to Exchange.

        This Prospectus/Offer to Exchange includes unaudited pro forma condensed combined financial statements which present the combination of the financial information of Ebix and Yatra adjusted to give effect to the Merger, prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of December 31, 2018 assumes that the Merger occurred on December 31, 2018. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 presents pro forma effect to the Merger as if it had been completed on January 1, 2018.

        The unaudited pro forma condensed combined financial information is presented for illustrative purposes only, is based on certain assumptions and addresses a hypothetical situation. Therefore, the unaudited pro forma combined financial statements do not necessarily reflect what the combined company's financial condition or results of operations would have been had the Merger occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company post-Merger. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected in the unaudited pro forma condensed combined financial information included in this Prospectus/Offer to Exchange due to a variety of factors.

The Warrant Amendment, if approved, will allow the Warrants to be exchanged, at the Company's discretion, for Ordinary Shares.

        If we complete the Offer and Consent Solicitation and obtain the requisite approval of the Warrant Amendment by holders of the Warrants, the Company will have the right to exchange the Warrants at the Company's discretion, for Ordinary Shares without payment by the holder of the exercise price. However, even though as a result of the approval of the Warrant Amendment we will have the right to require an exchange of all remaining outstanding Warrants, we would not be required to effect such an exchange and may defer doing so prior to the Merger, if at all, or until most economically advantageous to us.

        Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 65% of the outstanding Public Warrants is required to approve the Warrant Amendment. Therefore, one of the conditions to the adoption of the Warrant Amendment is the receipt of the consent of holders of at least 65% of the outstanding Public Warrants.

Our Warrants may be exchanged for Ordinary Shares pursuant to the Offer, which will increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

        The exchange of the Warrants will result in the issuance of additional Ordinary Shares, although there can be no assurance that such warrant exchange will be completed or that all of the holders of the Warrants will elect to participate in the Offer. Any Warrants remaining outstanding after the exchange likely will be exercised only if the $11.50 per share exercise price is below the market price of our Ordinary Shares. To the extent such Warrants are exercised, additional Ordinary Shares will be issued. These issuances of Ordinary Shares will result in dilution to our shareholders and increase the number of shares eligible for resale in the public market.

We have not determined, nor have we obtained a third-party determination, that the Offer or the Consent Solicitation is fair to Warrant holders.

        None of us, our affiliates, the exchange agent or the information agent makes any recommendation as to whether you should exchange some or all of your Warrants or consent to the Warrant Amendment. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the Warrant holders for purposes of negotiating the Offer or Consent Solicitation or preparing a report concerning the fairness of the Offer or the Consent Solicitation. You must make your own independent decision regarding your participation in the Offer and the Consent Solicitation.

There is no guarantee that tendering your Warrants in the Offer will put you in a better future economic position.

        We can give no assurance as to the market price of our Ordinary Shares in the future. If you choose to tender some or all of your Warrants in the Offer, future events may cause an increase in the market price of our Ordinary Shares and Warrants, which may result in a lower value realized by participating in the Offer than you might have realized if you did not exchange your Warrants. Similarly, if you do not tender your Warrants in the Offer, there can be no assurance that you can sell your Warrants (or exercise them for Ordinary Shares) in the future at a higher value than would have been obtained by participating in the Offer. See "—The Warrant Amendment, if approved, will allow us to exchange the Warrants, at the Company's discretion, for Ordinary Shares." You should consult your own individual tax and/or financial advisor for assistance on how this may affect your individual situation.

The number of Ordinary Shares offered for each Warrant in the Offer is fixed and will not be adjusted. The market price of our Ordinary Shares may fluctuate, and the market price of the Ordinary Shares when we deliver the Ordinary Shares in exchange for your Warrants could be less than the market price at the time you tender your Warrants.

        The number of Ordinary Shares for each Warrant accepted for exchange is fixed at the number of shares specified on the cover of this Prospectus/Offer to Exchange and will fluctuate in value if there is any increase or decrease in the market price of our Ordinary Shares or the Warrants after the date of this Prospectus/Offer to Exchange. Therefore, the market price of the Ordinary Shares when we deliver Ordinary Shares in exchange for your Warrants could be less than the market price at the time you tender your Warrants. The market price of our Ordinary Shares could continue to fluctuate and be subject to volatility during the period of time between when we accept Warrants for exchange in the Offer and when we deliver Ordinary Shares in exchange for Warrants, or during any extension of the Offer Period.

If we complete the Offer and Consent Solicitation, the liquidity of the Public Warrants that are not exchanged in the Offer may be reduced, and holders of such Public Warrants may have difficulty trading and obtaining accurate quotations for the Public Warrants.

        The Public Warrants are currently listed and traded on the OTC QX Market under the symbol "YTROF. As of January 16, 2020, we estimate there were 5 beneficial holders of the currently outstanding 21,622,679 Public Warrants. If the Warrant Amendment is approved, the Warrants may be exchanged, at our discretion, for Ordinary Shares. If we complete the Offer and Consent Solicitation, the market for any Public Warrants that are not exchanged in the Offer may become less active and your ability to sell such Public Warrants may become more limited due to the reduction in the amount of the Public Warrants outstanding upon completion of the Offer and Consent Solicitation.

        The lack of an active market may impair your ability to sell your Public Warrants at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your Public Warrants. As a result, you may find it difficult to dispose of, or to obtain accurate quotations of the market value of your Public Warrants. This severely limits the liquidity of the Public Warrants, and will likely reduce the market price, and may impact the price volatility, of the Public Warrants.

        If there continues to be a market for our unexchanged Public Warrants, these securities may trade at a discount to the price at which the securities would trade if the number outstanding were not reduced, depending on the market for similar securities and other factors.

Failure to consummate the Merger within the expected timeframe or at all could have a material adverse impact on our business, financial condition and results of operations and on the value of any Ordinary Shares you receive in exchange for your Warrants.

        If we complete the Offer and Consent Solicitation and obtain the requisite approval of the Warrant Amendment by holders of the Warrants, we expect to exchange 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares for 1,315,347 of our Ordinary Shares. In connection with the Merger, each Ordinary Share of Yatra will be entitled to receive 0.005 shares of Ebix Preferred Stock and each share of Ebix Preferred Stock received for each Ordinary Share will, in turn, be convertible into 20 shares of Ebix Common Stock. However, there can be no assurance that the Merger will be consummated within the expected timeframe or at all. The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, as described in this Prospectus/Offer to Exchange under "The Offer and Consent Solicitation—Background and Purpose of the Offer and Consent Solicitation—The Yatra-Ebix Merger—Conditions to Completion of the Merger" and there can be no assurance that these conditions to closing will be satisfied in a timely manner or at all.

The Merger Agreement also provides that the Merger Agreement may be terminated by us or Ebix under certain circumstances, and in certain specified circumstances upon termination of the Merger Agreement, we will be required to pay Ebix a Termination Fee of $8,160,000. We will also be required to pay Ebix the Expense Reimbursement in an amount up to $4,000,000 in the aggregate in connection with the failure to obtain the Yatra Shareholder Approval. If we are required to make any of these payments, doing so would materially adversely affect our business, financial condition and results of operations.

        There can be no assurance that a remedy will be available to us in the event of a breach of the Merger Agreement by Ebix or its affiliates or that we will wholly or partially recover for any damages incurred by us in connection with the Merger. A failed transaction may result in negative publicity and a negative impression of us among our users, business partners, investment community and business community generally.

        We could also be subject to other risks if the Merger is not consummated, including:

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  the economic, business, competitive, and/or regulatory factors affecting our business generally and potential uncertainty in the marketplace, including those set forth herein, especially in this "Risk Factors" section and in the sections entitled "Item 3. Key information—D. Risk Factors" and "Item 5. Operating and Financial Review and Prospects" in our 2019 Annual Report on Form 20-F (which is incorporated by reference herein);

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  the attention of our management may have been diverted to the Merger rather than other strategic opportunities that could have been beneficial to the Company;

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  members of our senior management team may seek other employment opportunities, and we may not be able to identify or hire a suitable replacement;

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  we may become subject to legal proceedings that may be instituted against us and others relating to the Merger Agreement and/or the Merger;

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  we may have limited cash available to fund our operations due to contractual restrictions contained in the Merger Agreement that limit our ability to raise capital while the Merger is pending;

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  we may have reduced our level of spending on marketing and sales to levels that may not have occurred or may not have occurred at the same level but for the Merger due to contractual restrictions contained in the Merger Agreement;

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  the parties may be liable for damages to one another under the terms and conditions of the Merger Agreement;

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  we may incur additional unexpected costs, liabilities or delays that may arise in connection with the Merger; and

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  we may experience potential disruptions to our business and operations, such as distraction of our employees to pursue other opportunities that could be beneficial to the Company, without the Merger being consummated.

        Further, any disruptions to our business resulting from the announcement and pendency of the Merger, including any adverse changes in our relationships with our business partners, users and employees, could continue or accelerate in the event of a failed transaction. In addition, if the Merger is not completed, and there are no other parties willing and able to acquire us at a price comparable to that contemplated by the Merger, on terms acceptable to us, the price of our Ordinary Shares will likely decline to the extent that the current market price of our Ordinary Shares reflects an assumption that the Merger will be completed. Also, we have incurred, and will continue to incur, significant costs, expenses and fees for professional services and other transaction costs in connection with the Merger, for which we will have received little or no benefit if the Merger is not completed. These fees and costs will be payable by us even if the Merger is not completed.

If you do not tender your Warrants in the Offer and we complete the Merger with Ebix, your Warrants will be converted into warrants to purchase shares of Ebix Preferred Stock, which preferred stock will be convertible into shares of Ebix common stock. The rights associated with our Ordinary Shares are different from the rights associated with Ebix common stock.

        If you do not tender your Warrants in the Offer and we complete the Merger with Ebix, your Warrants will, by virtue of the Merger and without further action on your part, be assumed by Ebix and become, as of the Effective Time, a warrant to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such Warrant immediately prior to the Effective Time, Ebix Preferred Stock, except that (A) the number of shares of Ebix Preferred Stock, subject to such Warrant will equal the product of (x) the number of Ordinary Shares that were subject to such Warrant immediately prior to the Effective Time, multiplied by (y) the Merger Exchange Ratio, and (B) the per-share exercise price will equal the quotient of (1) the exercise price per Ordinary Share at which such Warrant was exercisable immediately prior to the Effective Time, divided by (2) the Merger Exchange Ratio. Each share of Ebix Preferred Stock contains a Put Right and is convertible at the election of the Yatra shareholder into Ebix Common Stock at the Conversion Rate

        The rights associated with our Ordinary Shares are different from the rights associated with the Ebix common stock into which the Ebix Preferred Stock is convertible. For a comparison of the material differences between (i) the current rights of our shareholders under the law of the Cayman Islands and under Yatra's Articles and (ii) the current rights of Ebix stockholders under Delaware law and the Ebix certificate of incorporation and the Ebix bylaws we refer you to the section entitled "Comparison of Stockholder Rights" included in the Joint Proxy Statement/Prospectus.

 THE OFFER AND CONSENT SOLICITATION

        Participation in the Offer and Consent Solicitation involves a number of risks, including, but not limited to, the risks identified in the section entitled "Risk Factors." Warrant holders should carefully consider these risks and are urged to speak with their personal legal, financial, investment and/or tax advisor as necessary before deciding whether or not to participate in the Offer and Consent Solicitation. In addition, we strongly encourage you to read this Prospectus/Offer to Exchange in its entirety, and the publicly-filed information about us, before making a decision regarding the Offer and Consent Solicitation.

General Terms

        Subject to the Minimum Tender Condition, the Consent Solicitation Approval Condition, the Merger Condition and the other terms and conditions to the Offer (as described under "—Conditions to the Offer and Consent Solicitation") we will exchange up to 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares for an aggregate of 1,315,347 Ordinary Shares. If more than 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares are validly tendered for exchange and not withdrawn, we will accept for exchange up to 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares on a pro rata basis among the tendering Warrant holders. Until the Expiration Date, we are offering to holders of up to 17,537,958 Warrants the opportunity to receive 0.075 of an Ordinary Share in exchange for such Warrants. Holders of the Warrants tendered for exchange will not have to pay any of the exercise price for the tendered Warrants in order to receive Ordinary Shares in the exchange.

        No fractional Ordinary Shares will be issued pursuant to the Offer. In the event that a Warrant holder would be entitled to receive a fractional interest in an Ordinary Share, we will round down to the nearest whole number, the number of Ordinary Shares to be issued to such Warrant holder.

        Our obligation to accept for exchange, and to exchange, Warrants for Ordinary Shares in the Offer is subject to a number of conditions, including (a) a nonwaivable Minimum Tender Condition, (b) a nonwaivable Consent Solicitation Approval Condition, (c) the satisfaction of Merger Condition and (d) the satisfaction of other customary conditions, including the effectiveness of the registration statement of which this document is a part and there being no action or proceeding, statute, rule, regulation or order that would challenge or restrict the making or completion of the Offer, as described in this Prospectus/Offer to Exchange. See "The Offer and Consent Solicitation—General Terms—Conditions to the Offer and Consent Solicitation" below.

        As part of the Offer, we are also soliciting consents from holders of the Public Warrants to amend the Warrant Agreement that governs all of the Warrants. If approved, the Warrant Amendment would permit the Warrants to be exchanged, at the Company's discretion, for Ordinary Shares without payment by the holder of the exercise price. A copy of Warrant Amendment is attached hereto as Annex A. We urge that you carefully read the Warrant Amendment in its entirety. Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 65% of the outstanding Public Warrants is required to approve the Warrant Amendment. Therefore, one of the conditions to (i) the adoption of the Consent Solicitation and (ii), pursuant to the terms of the Offer, Yatra's obligation to accept for exchange, and to exchange Warrants for Ordinary Shares in the Offer, is the receipt of the consent of holders of at least 65% of the outstanding Public Warrant.

        Holders who tender Public Warrants in the Offer will automatically be deemed, without any further action, to have given their consent to approval of the Warrant Amendment (effective upon our acceptance of the Public Warrants tendered). The consent to the Warrant Amendment is a part of the Letter of Transmittal and Consent relating to the Public Warrants, and therefore by tendering your Public Warrants for exchange you will be delivering to us your consent.

        You cannot tender any Public Warrants in the Offer without giving your consent to the Warrant Amendment. Thus, before deciding whether to tender any Public Warrants, you should be aware that a tender of Public Warrants may result in the approval of the Warrant Amendment.

        The Offer and Consent Solicitation is subject to the terms and conditions contained in this Prospectus/Offer to Exchange and the Letter of Transmittal and Consent.

        You may tender some or all of your Warrants into the Offer. If you elect to tender Warrants in response to the Offer and Consent Solicitation, please follow the instructions in this Prospectus/Offer to Exchange and the related documents, including the Letter of Transmittal and Consent.

        If you tender Warrants, you may withdraw your tendered Warrants at any time before the Expiration Date and retain them on their current terms or amended terms if the Warrant Amendment is approved, by following the instructions herein. In addition, Warrants that are not accepted by us for exchange by                        , 2020 may thereafter be withdrawn by you until such time as the Warrants are accepted by us for exchange. If you withdraw the tender of your Public Warrants, your consent to the Warrant Amendment will be withdrawn as a result.

Corporate Information

        We are a Cayman Islands exempted company with operations primarily in India. We were incorporated as a private exempted company with limited liability on December 15, 2005 and subsequently became a public company upon the consummation of the Business Combination. Our registered office is located at c/o Maples Corporate Services Limited, PO Box-309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands. The address and telephone number of our principal executive office are Gulf Adiba, Plot No. 272, 4th Floor, Udyog Vihar, Phase-II, Sector-20, Gurugram-122008, Haryana, India, and (+91 124) 4591700; and our website is www.Yatra.com.

        Yatra is a leading India online travel company, addressing the needs of both leisure and business travelers. With approximately 10.5 million travelers that have booked their travel through Yatra as of September 30, 2019, Yatra is also India's largest independent corporate travel services provider and one of its largest consumer online travel company (based on publicly available information). Leisure and business travelers use Yatra's mobile applications, its website, www.yatra.com, and its other offerings and services to explore, research, compare prices and book a wide range of travel-related services. These services include domestic and international air ticketing on nearly all Indian and international airlines, as well as bus ticketing, rail ticketing, cab bookings and ancillary services within India. Yatra also provides access through its platform to hotels, homestays and other accommodations, with approximately 101,000 hotels and homestays in approximately 1,400 cities and towns across India and approximately 1.6 million hotels around the world. To ensure that its service is truly a "one-stop shop" for travelers, Yatra also provides customers with access to more than 1,250 holiday packages and more than 180,000 other activities such as tours, sightseeing, shows, and events.

        Our web address is www.yatra.com. We do not intend for information contained in our website to be a part of this Prospectus/Offer to Exchange. Our Ordinary Shares are listed on Nasdaq under the symbol "YTRA," and our Public Warrants are listed on OTC QX under the symbol "YTROF."

Warrants Subject to the Offer

        The Public Warrants were issued to former shareholders of Terrapin in connection with the Business Combination, which entitle such Public Warrant holders to purchase one-half of one Ordinary Share for a purchase price of one-half of $11.50, subject to adjustments pursuant to the Warrant Agreement. The Public Warrants are listed on OTC QX under the symbol "YTROF." As of January 16, 2020, 21,622,679 Public Warrants were outstanding.

        The Private Warrants were issued to former holders of certain privately placed warrants of Pace and the former shareholders of our Predecessor as consideration in the Business Combination, which entitle such Private Warrant holders to purchase one-third of one Ordinary Share for a purchase price of one-third of $11.50, subject to adjustments pursuant to the Warrant Agreement. As of January 16, 2020, 13,052,321 Private Warrants were outstanding. Pursuant to the Offer, we are offering up to an aggregate of 1,315,347 of our Ordinary Shares in exchange for the Public Warrants and Private Warrants.

        The terms of the Private Warrants are identical to the Public Warrants, except that such Private Warrants are exercisable for cash (even if a registration statement covering the Ordinary Shares issuable upon exercise of such warrants is not effective) or on a cashless basis and are not redeemable by us, in each case so long as they are still held by a Terrapin Sponsor (as defined below) or its permitted transferee.

Offer Period

        The Offer and Consent Solicitation will expire on the Expiration Date, which is 11:59 p.m., Eastern Standard Time, on                        , 2020, or such later time and date to which we may extend. We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which the Offer and Consent Solicitation is open. There can be no assurance that we will exercise our right to extend the Offer Period. During any extension, all Warrant holders who previously tendered Warrants will have a right to withdraw such previously tendered Warrants until the Expiration Date, as extended. If we extend the Offer Period, we will make a public announcement of such extension by no later than 9:00 a.m., Eastern Standard Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.

        We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Upon any such withdrawal, we are required by Rule 13e-4(f)(5) under the Exchange Act to promptly return the tendered Warrants. Any related consent to the Warrant Amendment with respect to any Public Warrants will also be revoked. We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law.

        At the expiration of the Offer Period, the current terms of the Warrants will continue to apply to any unexchanged Warrants, or the amended terms if the Warrant Amendment is approved, until the Warrants expire by their terms on December 16, 2021.

Amendments to the Offer and Consent Solicitation

        We reserve the right at any time or from time to time, to amend the Offer and Consent Solicitation, including by increasing or (if the conditions to the Offer are not satisfied) decreasing the exchange ratio of Ordinary Shares issued for every Warrant exchanged or by changing the terms of the Warrant Amendment.

        If we make a material change in the terms of the Offer and Consent Solicitation or the information concerning the Offer and Consent Solicitation, or if we waive a material condition of the Offer and Consent Solicitation, we will extend the Offer and Consent Solicitation to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open after material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the changed terms or information.

        If we increase or decrease the exchange ratio of the Ordinary Shares issuable upon exchange of a Warrant or the amount of Warrants sought for tender, and the Offer and Consent Solicitation is scheduled to expire at any time earlier than the end of the tenth business day from the date that we first publish, send or give notice of such an increase or decrease, then we will extend the Offer and Consent Solicitation until the expiration of that ten business day period.

        Other material amendments to the Offer and Consent Solicitation may require us to extend the Offer and Consent Solicitation for a minimum of five business days, and we will need to amend this Registration Statement on Form F-4 of which this Prospectus/Offer to Exchange forms a part for any material changes in the facts set forth in this Registration Statement on Form F-4.

Partial Exchange Permitted

        If you choose to participate in the Offer, you may tender less than all of your Warrants pursuant to the terms of the Offer. No fractional Ordinary Shares will be issued pursuant to the Offer. In the event that a Warrant holder would be entitled to receive a fractional interest in an Ordinary Share, we will round down to the nearest whole number, the number of Ordinary Shares to be issued to such Warrant holder.

Conditions to the Offer and Consent Solicitation

        The Offer is conditioned upon the following:

  •
  a nonwaivable condition that there be validly tendered and not withdrawn prior to the expiration of the Offer at least 17,537,958 Warrants to purchase an aggregate of 8,768,979 Ordinary Shares (the "Minimum Tender Condition");

  •
  a nonwaivable condition that the Consent Solicitation be approved by the requisite holders (the "Consent Solicitation Approval Condition");

  •
  the satisfaction of Merger Condition;

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  the registration statement, of which this document is a part, shall have become effective under the Securities Act, and shall not be the subject of any stop order or proceeding seeking a stop order;

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  no action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, shall have been threatened, instituted or pending before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the tender of some or all of the Warrants pursuant to the Offer or otherwise relates in any manner to the Offer; and

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  there shall not have been any action threatened, instituted, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might, directly or indirectly, (i) make the acceptance for exchange of, or exchange for, some or all of the Warrants illegal or otherwise restrict or prohibit completion of the Offer, or (ii) delay or restrict our ability, or render us unable, to accept for exchange or exchange some or all of the Warrants.

        The Consent Solicitation is conditioned upon receiving the consent of holders of at least 65% of the outstanding Public Warrants (which is the minimum number required to amend the Warrant Agreement).

        We will not complete the Offer and Consent Solicitation unless and until the registration statement described above is declared effective by the SEC. If the registration statement is not effective at the Expiration Date, we may, in our discretion, extend, suspend or cancel the Offer and Consent

Solicitation, and will inform Warrant holders of such event. If we extend the Offer Period, we will make a public announcement of such extension and the new Expiration Date by no later than 9:00 a.m., Eastern Standard Time, on the next business day following the Expiration Date as in effect immediately prior to such extension.

        In addition, as to any Warrant holder, the Offer and Consent Solicitation is conditioned upon such Warrant holder desiring to tender Warrants in the Offer delivering to the exchange agent in a timely manner the holder's Warrants to be tendered and any other required paperwork, all in accordance with the applicable procedures described in this Prospectus/Offer to Exchange and set forth in the Letter of Transmittal and Consent.

        We may withdraw the Offer and Consent Solicitation only if the conditions of the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date. Promptly upon any such withdrawal, we will return the tendered Warrants (and the related consent to the Warrant Amendment will be revoked). We will announce our decision to withdraw the Offer and Consent Solicitation by disseminating notice by public announcement or otherwise as permitted by applicable law.

No Recommendation; Warrant Holder's Own Decision

        None of our Company, our affiliates, directors, officers or employees, or the information agent or the exchange agent for the Offer and Consent Solicitation, is making any recommendations to any Warrant holder as to whether to exchange their Warrants or deliver your consent to the Warrant Amendment. Each Warrant holder must make its own decision as to whether to tender Warrants for exchange pursuant to the Offer and consent to the amendment of the Warrant Agreement pursuant to the Consent Solicitation.

        However, our board of directors has approved the Merger Agreement, the Merger and the Plan of Merger and determined that the transactions contemplated by the Merger Agreement are in the best interests of the Yatra.

Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment

        Issuance of Ordinary Shares upon exchange of Warrants pursuant to the Offer and acceptance by us of Warrants for exchange pursuant to the Offer, and providing your consent to the Warrant Amendment, will be made only if Warrants are properly tendered pursuant to the procedures described below and set forth in the Letter of Transmittal and Consent. A tender of Warrants pursuant to such procedures, if and when accepted by us, will constitute a binding agreement between the tendering holder of Warrants and us upon the terms and subject to the conditions of the Offer and Consent Solicitation. The proper tender of your Public Warrants will constitute a consent to the Warrant Amendment with respect to each Public Warrant tendered.

        A tender of warrants made pursuant to any method of delivery set forth herein will also constitute an agreement and acknowledgement by the tendering warrant holder that, among other things: (i) the warrant holder agrees to exchange the tendered warrants on the terms and conditions set forth in this Prospectus/Offer to Exchange and Letter of Transmittal and Consent, in each case as may be amended or supplemented prior to the Expiration Date; (ii) with respect to Public Warrants, the warrant holder consents to the Warrant Amendment ; (iii) the Offer is discretionary and may be extended, modified, suspended or terminated by us as provided herein; (iv) such warrant holder is voluntarily participating in the Offer; (v) the future value of our warrants is unknown and cannot be predicted with certainty; and (vi) such warrant holder has read this Prospectus/Offer to Exchange, Letter of Transmittal and Consent and Warrant Amendment.

Registered Holders of Warrants; Beneficial Owners of Warrants

        For purposes of the tender procedures set forth below, the term "registered holder" means any person in whose name Warrants are registered on our books or who is listed as a participant in a clearing agency's security position listing with respect to the Warrants.

        Persons whose Warrants are held through a direct or indirect participant of The Depository Trust Company ("DTC"), such as a broker, dealer, commercial bank, trust company or other financial intermediary, are not considered registered holders of those Warrants, but are "beneficial owners." Beneficial owners cannot directly tender Warrants for exchange pursuant to the Offer. Instead, a beneficial owner must instruct its broker, dealer, commercial bank, trust company or other financial intermediary to tender Warrants for exchange on behalf of the beneficial owner. See the section of this Prospectus/Offer to Exchange entitled "The Offer and Consent Solicitation—Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment—Required Communications by Beneficial Owners."

Tendering Warrants Using Letter of Transmittal and Consent

        A registered holder of Warrants may tender Warrants for exchange using a Letter of Transmittal and Consent in the form provided by us with this Prospectus/Offer to Exchange. A Letter of Transmittal is to be used only if delivery of Warrants is to be made by book-entry transfer to the exchange agent's account at DTC pursuant to the procedures set forth in the section of this Prospectus/Offer to Exchange entitled "The Offer and Consent Solicitation—Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment—Tendering Warrants Using Book-Entry Transfer"; provided, however, that it is not necessary to execute and deliver a Letter of Transmittal and Consent if instructions with respect to the tender of such Warrants are transmitted through DTC's Automated Tender Offer Program ("ATOP"). If you are a registered holder of Warrants, unless you intend to tender those Warrants through ATOP, you should complete, execute and deliver a Letter of Transmittal and Consent to indicate the action you desire to take with respect to the Offer and Consent Solicitation.

        In order for Warrants to be properly tendered for exchange pursuant to the Offer using a Letter of Transmittal and Consent, the registered holder of the Warrants being tendered must ensure that the exchange agent receives the following: (i) a properly completed and duly executed Letter of Transmittal and Consent, in accordance with the instructions of the Letter of Transmittal and Consent (including any required signature guarantees); (ii) delivery of the Warrants by book-entry transfer to the exchange agent's account at DTC; and (iii) any other documents required by the Letter of Transmittal and Consent.

        In the Letter of Transmittal and Consent, the tendering registered Warrant holder must set forth: (i) its name and address; (ii) the number of Warrants being tendered by the holder for exchange; and (iii) certain other information specified in the form of Letter of Transmittal and Consent.

        In certain cases, all signatures on the Letter of Transmittal and Consent must be guaranteed by an "Eligible Institution." See the section of this Prospectus/Offer to Exchange entitled "The Offer and Consent Solicitation—Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment—Signature Guarantees."

        If the Letter of Transmittal and Consent is signed by someone other than the registered holder of the tendered Warrants (for example, if the registered holder has assigned the Warrants to a third-party), or if the Ordinary Shares to be issued upon exchange of the tendered Warrants are to be issued in a name other than that of the registered holder of the tendered Warrants, the tendered Warrants must be properly accompanied by appropriate assignment documents, in either case signed exactly as the name(s) of the registered holder(s) appear on the Warrants, with the signature(s) on the Warrants or assignment documents guaranteed by an Eligible Institution.

        Any Warrants duly tendered and delivered as described above shall be automatically cancelled upon the issuance of Ordinary Shares in exchange for such Warrants as part of completion of the Offer.

Signature Guarantees

        In certain cases, all signatures on the Letter of Transmittal and Consent must be guaranteed by an "Eligible Institution." An "Eligible Institution" is a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Exchange Act.

        Signatures on the Letter of Transmittal and Consent need not be guaranteed by an Eligible Institution if (i) the Letter of Transmittal and Consent is signed by the registered holder of the Warrants tendered therewith exactly as the name of the registered holder appears on such Warrants and such holder has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal and Consent; or (ii) such Warrants are tendered for the account of an Eligible Institution.

        In all other cases, an Eligible Institution must guarantee all signatures on the Letter of Transmittal and Consent by completing and signing the table in the Letter of Transmittal and Consent entitled "Guarantee of Signature(s)."

Required Communications by Beneficial Owners

        Persons whose Warrants are held through a direct or indirect DTC participant, such as a broker, dealer, commercial bank, trust company or other financial intermediary, are not considered registered holders of those Warrants, but are "beneficial owners," and must instruct the broker, dealer, commercial bank, trust company or other financial intermediary to tender Warrants on their behalf. Your broker, dealer, commercial bank, trust company or other financial intermediary should have provided you with an "Instructions Form" with this Prospectus/Offer to Exchange. The Instructions Form is also filed as an exhibit to the registration statement of which this Prospectus/Offer to Exchange forms a part. The Instructions Form may be used by you to instruct your broker or other custodian to tender and deliver Warrants on your behalf.

Tendering Warrants Using Book-Entry Transfer

        The exchange agent has established an account for the Warrants at DTC for purposes of the Offer and Consent Solicitation. Any financial institution that is a participant in DTC's system may make book-entry delivery of Warrants by causing DTC to transfer such Warrants into the exchange agent's account in accordance with ATOP. However, even though delivery of Warrants may be effected through book-entry transfer into the exchange agent's account at DTC, a properly completed and duly executed Letter of Transmittal and Consent (with any required signature guarantees), or an "Agent's Message" as described in the next paragraph, and any other required documentation, must in any case also be transmitted to and received by the exchange agent at its address set forth in this Prospectus/Offer to Exchange prior to the Expiration Date, or the guaranteed delivery procedures described in the section of this Prospectus/Offer to Exchange entitled "The Offer and Consent Solicitation—Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment—Guaranteed Delivery Procedures" must be followed.

        DTC participants desiring to tender Warrants for exchange pursuant to the Offer may do so through ATOP, and in that case the participant need not complete, execute and deliver a Letter of Transmittal and Consent. DTC participants accepting the Offer may transmit their acceptance to DTC through ATOP. DTC will verify the acceptance and execute a book-entry delivery of the tendered Warrants to the exchange agent's account at DTC. DTC will then send an "Agent's Message" to the exchange agent for acceptance. Delivery of the Agent's Message by DTC will satisfy the terms of the Offer and Consent Solicitation as to execution and delivery of a Letter of Transmittal and Consent by the DTC participant identified in the Agent's Message. The term "Agent's Message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Warrants for exchange that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and Consent and that our company may enforce such agreement against the participant. Any DTC participant tendering by book-entry transfer must expressly acknowledge that it has received and agrees to be bound by the Letter of Transmittal and Consent and that the Letter of Transmittal and Consent may be enforced against it.

        Any Warrants duly tendered and delivered as described above shall be automatically cancelled upon the issuance of Ordinary Shares in exchange for such Warrants as part of completion of the Offer.

        Delivery of a Letter of Transmittal and Consent or any other required documentation to DTC does not constitute delivery to the exchange agent. See the section of this Prospectus/Offer to Exchange entitled "The Offer and Consent Solicitation—Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment—Timing and Manner of Deliveries."

Guaranteed Delivery Procedures

        If a registered holder of Warrants desires to tender its Warrants for exchange pursuant to the Offer, but (i) the procedure for book-entry transfer cannot be completed on a timely basis, or (ii) time will not permit all required documents to reach the exchange agent prior to the Expiration Date, the holder can still tender its Warrants if all the following conditions are met:

  •
  the tender is made by or through an Eligible Institution;

  •
  the exchange agent receives by hand, mail, overnight courier or facsimile transmission, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form we have provided with this Prospectus/Offer to Exchange, with signatures guaranteed by an Eligible Institution; and

  •
  a confirmation of a book-entry transfer into the exchange agent's account at DTC of all Warrants delivered electronically, together with a properly completed and duly executed Letter of Transmittal and Consent with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in accordance with ATOP), and any other documents required by the Letter of Transmittal and Consent, must be received by the exchange agent within three days that Nasdaq is open for trading after the date the exchange agent receives such Notice of Guaranteed Delivery.

        In any case where the guaranteed delivery procedure is utilized for the tender of Warrants pursuant to the Offer, the issuance of Ordinary Shares for those Warrants tendered for exchange pursuant to the Offer and accepted pursuant to the Offer will be made only if the exchange agent has timely received the applicable foregoing items.

Timing and Manner of Deliveries

        UNLESS THE GUARANTEED DELIVERY PROCEDURES DESCRIBED ABOVE ARE FOLLOWED, WARRANTS WILL BE PROPERLY TENDERED ONLY IF, BY THE EXPIRATION DATE, THE EXCHANGE AGENT RECEIVES SUCH WARRANTS BY BOOK-ENTRY TRANSFER, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND CONSENT OR AN AGENT'S MESSAGE.

        ALL DELIVERIES IN CONNECTION WITH THE OFFER AND CONSENT SOLICITATION, INCLUDING ANY LETTER OF TRANSMITTAL AND CONSENT AND THE TENDERED

WARRANTS, MUST BE MADE TO THE EXCHANGE AGENT. NO DELIVERIES SHOULD BE MADE TO US. ANY DOCUMENTS DELIVERED TO US WILL NOT BE FORWARDED TO THE EXCHANGE AGENT AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

        THE METHOD OF DELIVERY OF ALL REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDERS. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED (PROPERLY INSURED). IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

Determination of Validity

        All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for exchange of any tender of Warrants will be determined by us, in our reasonable discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders of Warrants that we determine are not in proper form or reject tenders of Warrants that may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in any tender of any particular Warrant, whether or not similar defects or irregularities are waived in the case of other tendered Warrants. Neither we nor any other person will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of us or them incur any liability for failure to give any such notice.

Fees and Commissions

        Tendering Warrant holders who tender Warrants directly to the exchange agent will not be obligated to pay any charges or expenses of the exchange agent or any brokerage commissions. Beneficial owners who hold Warrants through a broker or bank should consult that institution as to whether or not such institution will charge the owner any service fees in connection with tendering Warrants on behalf of the owner pursuant to the Offer and Consent Solicitation.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the transfer of Warrants to us in the Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include (i) if our Ordinary Shares are to be registered or issued in the name of any person other than the person signing the Letter of Transmittal and Consent, or (ii) if tendered Warrants are registered in the name of any person other than the person signing the Letter of Transmittal and Consent. If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the Letter of Transmittal and Consent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payment due with respect to the Warrants tendered by such holder.

Withdrawal Rights

        By tendering Public Warrants for exchange, a holder will be deemed to have validly delivered its consent to the Warrant Amendment. Tenders of Warrants made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Consents to the Warrant Amendment in connection with the Consent Solicitation may be revoked at any time before the Expiration Date by withdrawing the tender of your Public Warrants. A valid withdrawal of tendered Public Warrants before the Expiration Date will be deemed to be a concurrent revocation of the related consent to the Warrant Amendment. Tenders of Warrants and consent to the Warrant Amendment may not be withdrawn after the Expiration Date. If the Offer Period is extended, you may withdraw your tendered Warrants at any time until the expiration of such extended Offer Period. After the Offer Period expires, such tenders are irrevocable, provided, however, that Warrants that are not accepted by us for exchange on or prior to                        , 2020 may thereafter be withdrawn by you until such time as the Warrants are accepted by us for exchange.

        To be effective, a written notice of withdrawal must be timely received by the exchange agent at its address identified in this Prospectus/Offer to Exchange. Any notice of withdrawal must specify the name of the person who tendered the Warrants for which tenders are to be withdrawn and the number of Warrants to be withdrawn.

        If the Warrants to be withdrawn have been delivered to the exchange agent, a signed notice of withdrawal must be submitted prior to release of such Warrants. In addition, such notice must specify the name of the registered holder (if different from that of the tendering Warrant holder). Withdrawal may not be cancelled, and Warrants for which tenders are withdrawn will thereafter be deemed not validly tendered for purposes of the Offer and Consent Solicitation. However, Warrants for which tenders are withdrawn may be tendered again by following one of the procedures described above in the section entitled "The Offer and Consent Solicitation—Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment" at any time prior to the Expiration Date.

        A beneficial owner of Warrants desiring to withdraw tendered Warrants previously delivered through DTC should contact the DTC participant through which such owner holds its Warrants. In order to withdraw Warrants previously tendered, a DTC participant may, prior to the Expiration Date, withdraw its instruction by (i) withdrawing its acceptance through DTC's Participant Tender Offer Program ("PTOP") function, or (ii) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notices of withdrawal must contain the name and number of the DTC participant. A withdrawal of an instruction must be executed by a DTC participant as such DTC participant's name appears on its transmission through the PTOP function to which such withdrawal relates. If the tender being withdrawn was made through ATOP, it may only be withdrawn through PTOP, and not by hard copy delivery of withdrawal instructions. A DTC participant may withdraw a tendered Warrant only if such withdrawal complies with the provisions described in this paragraph.

        A holder who tendered its Warrants other than through DTC should send written notice of withdrawal to the exchange agent specifying the name of the Warrant holder who tendered the Warrants being withdrawn. All signatures on a notice of withdrawal must be guaranteed by an Eligible Institution, as described above in the section entitled "The Offer and Consent Solicitation—Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment—Signature Guarantees"; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the Warrants being withdrawn are held for the account of an Eligible Institution. Withdrawal of a prior Warrant tender will be effective upon receipt of the notice of withdrawal by the exchange agent. Selection of the method of notification is at the risk of the Warrant holder, and notice of withdrawal must be timely received by the exchange agent.

        All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by us, in our sole discretion, which determination shall be final and binding. Neither we nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

Acceptance for Issuance of Shares

        Upon the terms and subject to the conditions of the Offer and Consent Solicitation, we will accept for exchange Warrants validly tendered until the Expiration Date, which is 11:59 p.m., Eastern Standard Time, on                        , 2020, or such later time and date to which we may extend. The Ordinary

Shares to be issued upon exchange of Warrants pursuant to the Offer, along with written notice from Computershare Trust Company, N.A. confirming the balance of any Warrants not exchanged, will be delivered promptly following the Expiration Date. In all cases, Warrants will only be accepted for exchange pursuant to the Offer after timely receipt by the exchange agent of (i) book-entry delivery of the tendered Warrants, (ii) a properly completed and duly executed Letter of Transmittal and Consent, or compliance with ATOP where applicable, (iii) any other documentation required by the Letter of Transmittal and Consent, and (iv) any required signature guarantees.

        For purposes of the Offer and Consent Solicitation, we will be deemed to have accepted for exchange Warrants that are validly tendered and for which tenders are not withdrawn, unless we give written notice to the Warrant holder of our non-acceptance.

Announcement of Results of the Offer and Consent Solicitation

        We will announce the final results of the Offer and Consent Solicitation, including whether all of the conditions to the Offer and Consent Solicitation have been satisfied or waived and whether we will accept the tendered Warrants for exchange, as promptly as practicable following the end of the Offer Period. The announcement will be made by a press release and by amendment to the Schedule TO we file with the SEC in connection with the Offer and Consent Solicitation.

Background and Purpose of the Offer and Consent Solicitation

The Yatra-Ebix Merger

        On July 16, 2019, we entered into a Merger Agreement (the "Merger Agreement") with Ebix Inc., a Delaware corporation ("Ebix"), and EbixCash Travels Inc., a Cayman Islands exempted company ("Merger Sub"). The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement and in accordance with applicable law, Merger Sub will be merged with and into Yatra (the "Merger") as of the effective time of the Merger (the "Effective Time"). Upon completion of the Merger, Yatra will be a wholly-owned subsidiary of Ebix, and our Ordinary Shares will no longer be outstanding or publicly traded.

        Subject to the terms and conditions of the Merger Agreement, at the Effective Time, as issued and outstanding immediately prior to the Effective Time, (i) each of our Ordinary Shares, (ii) each Class A Share, and (iii) each Yatra USA Class F Share, will be cancelled and converted into the right to receive the Merger Consideration. In addition, subject to the terms and conditions of the Merger Agreement, as a result of the Merger:

  •
  Each Class F Share will be cancelled and converted into the right to receive the Class F Exchange Ratio;

  •
  Each Yatra India Share will be cancelled and converted into the right to receive a specified amount of shares of Ebix Preferred Stock as set forth in the Merger Agreement;

  •
  Each Option will be cancelled and converted into the right to receive in respect of each Net Option Share, if any, subject to such Option, the Merger Consideration that would be received for one Ordinary Share;

  •
  Each of our RSUs that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive the Merger Consideration due an Ordinary Share;

  •
  Each Warrant that is outstanding immediately prior to the Effective Time will be assumed by Ebix and become, as of the Effective Time, a warrant to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such Warrant immediately prior to the Effective Time, Ebix Preferred Stock, except that (A) the number of shares of Ebix Preferred Stock, subject to such Warrant will equal the product of (x) the number of Ordinary Shares that were subject to such Warrant immediately prior to the Effective Time, multiplied by (y) the Merger Exchange Ratio, and (B) the per-share exercise price will equal the quotient of (1) the exercise price per Ordinary Share at which such Warrant was exercisable immediately prior to the Effective Time, divided by (2) the Merger Exchange Ratio.

  •
  Each share of Ebix Preferred Stock contains a Put Right and is convertible at the election of the Yatra shareholder into Ebix Common Stock at the Conversion Rate. The Merger Agreement, defines the "Common Exchange Ratio" as 0.09998, which represents the approximate ratio of one Ordinary Share to one share of Ebix Common Stock.

        Based on the closing price of Ebix Common Stock on Nasdaq on July 16, 2019, the last trading day before the public announcement of the Merger Agreement, the Merger Consideration represented approximately $4.81 in value for each Ordinary Share. Based on the closing price of Ebix Common Stock on Nasdaq on                    , 2020, the most recent practicable trading day prior to the date of this Prospectus/Offer to Exchange, the Merger Consideration represented approximately $            in value for each Ordinary Share. Because Ebix will issue a fixed fraction of a share of Ebix Preferred Stock in exchange for each Ordinary Share, the value of the Merger Consideration that our shareholders will receive in the Merger will depend on the market price of Ebix Common Stock at the time the Merger is completed. The market price of Ebix Common Stock when our shareholders receive the Ebix Preferred Stock after the Merger could be greater than, less than or the same as the market price of Ebix Common Stock on the date of this Prospectus/Offer to Exchange or at the time of the Yatra extraordinary general meeting held to approve the Merger.

Conditions to Completion of the Merger

        As more fully described in the Merger Agreement, the obligation of each of Ebix and Merger Sub, on the one hand, and us, on the other hand, to complete the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of a number of conditions, including the following:

  •
  adoption of the Merger Agreement by holders of the requisite number of our Ordinary Shares at an extraordinary meeting of shareholders held for that purpose (the "Yatra Shareholder Approval") in accordance with applicable law and our Sixth Amended and Restated Memorandum and Articles of Association (our "Articles");

  •
  authorization for listing on the Nasdaq Global Select Market of the Ebix Preferred Stock issuable to our shareholders in the Merger and such other shares of Ebix Preferred Stock to be reserved for issuance in connection with the Merger, subject only to official notice of issuance;

  •
  absence of any final, unappealable restraining order or preliminary or permanent injunction or other order by any federal or state court or other tribunal of competent jurisdiction or applicable law preventing consummation of the Merger;

  •
  termination or expiration of any waiting periods (or any extension thereof) applicable to the Merger under any applicable anti-trust law; and

  •
  effectiveness of the registration statement for the shares of Ebix Preferred Stock being issued in the Merger and the absence of any stop order suspending that effectiveness or any proceedings for that purpose pending before or threatened by the SEC.

        In addition, the obligations of Ebix and Merger Sub to complete the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of certain additional conditions, including (i) the accuracy of the representations and warranties of Yatra set forth in the Merger Agreement, subject in certain cases to a "material adverse effect" standard; (ii) the absence of any material breach by us of any of our agreements and covenants required to be performed by us under the Merger Agreement prior to the closing date of the Merger; (iii) the absence of the occurrence of a "material adverse effect" with respect to us; (iv) the receipt of a certificate executed by one of our executive officers as to the satisfaction of the conditions described in the preceding three clauses; (v) the cancellation or other extinguishment (as evidenced by customary documentation) of warrants to purchase our Ordinary Shares, such that no more than 8,768,979 Yatra Ordinary Shares remain subject to warrants or rights to purchase (other than our equity awards under our share plans); and (vi) the receipt by us of written acknowledgement from each third party financial advisor and investment banker that has performed services for us or any of our subsidiaries in connection with the Merger Agreement and the transactions contemplated thereby that all expenses due for such services have been paid in full.

        In addition, our obligation to complete the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of certain additional conditions, including (i) the accuracy of the representations and warranties of Ebix and Merger Sub set forth in the Merger Agreement, subject in certain cases to a "material adverse effect" standard, (ii) the absence of any material breach by Ebix and Merger Sub of any of their respective agreements and covenants required by the Merger Agreement to be performed prior to the closing date of the Merger, (iii) the absence of the occurrence of a "material adverse effect" with respect to Ebix, and (iv) receipt of a certificate executed by an executive officer of Ebix and Merger Sub as to the satisfaction of such conditions.

        Ebix and Yatra cannot be certain when, or if, the foregoing conditions to the Merger will be satisfied or waived, or that the Merger will be completed. The foregoing conditions to the consummation of the Merger and our and Ebix's respective obligations to complete the Merger are collectively referred to herein as the "Conditions to Completion of the Merger."

Termination and Reimbursement Fees

        The Merger Agreement also provides that the Merger Agreement may be terminated by us or Ebix under certain circumstances, and in certain specified circumstances upon termination of the Merger Agreement, we will be required to pay Ebix a termination fee of $8,160,000. We will also be required to pay Ebix an expense reimbursement in an amount up to $4,000,000 in the aggregate in connection with the failure to obtain the Yatra Shareholder Approval.

Board Approvals

        Our board of directors and the respective boards of directors of Merger Sub and Ebix have each approved the Merger Agreement, the Merger and the Plan of Merger. Our board of directors has also resolved to recommend that our shareholders adopt the Merger Agreement and the Plan of Merger. The Merger is expected to occur on the third business day after the conditions to its completion have been satisfied or, to the extent permitted by applicable law, waived. As of the date of this Prospectus/Offer to Exchange, the Merger is expected to be completed in the second quarter of 2020. However, there can be no assurance as to when, or if, the Merger will occur.

        A copy of the Merger Agreement filed as an exhibit to this Prospectus/Offer to Exchange. For more information on the Merger, we refer you to the Joint Proxy Statement/Prospectus.

Purpose of the Offer and Consent Solicitation

        As described above, and more fully described in the Merger Agreement, the obligations of Ebix and Merger Sub to complete the Merger are subject to, among other conditions, the condition that we cancel or otherwise extinguish warrants to purchase our Ordinary Shares, such that no more than 8,768,979 of our Ordinary Shares remain subject to warrants or rights to purchase (other than equity awards under our share plans) prior to the Merger. The purpose of the Offer is to fulfill such condition to the obligations of Ebix and Merger Sub to consummate the Merger. The purpose of the Consent Solicitation is to further simplify our corporate structure and provide greater clarity regarding the number Ordinary Shares that are, and that may become, outstanding prior to the consummation of the Merger.

        A majority of our board of directors, consisting of disinterested directors with respect to the Offer, approved the Offer and Consent Solicitation on July 16, 2019. The Warrants that are tendered for exchange pursuant to the Offer will be retired and cancelled automatically upon the issuance of Ordinary Shares in exchange for such Warrants pursuant to the Offer.

Agreements, Regulatory Requirements and Legal Proceedings

        Other than as set forth under the sections entitled "The Offer and Consent Solicitation—Interests of Directors, Executive Officers and Others," "The Offer and Consent Solicitation—Transactions and Agreements Concerning Our Securities" and the section titled "Item 7. Major Shareholder and Related Party Transactions" in our 2019 Annual Report on Form 20-F (which is incorporated by reference herein), there are no present or proposed agreements, arrangements, understandings or relationships between us, and any of our directors, executive officers, affiliates or any other person relating, directly or indirectly, to the Offer and Consent Solicitation or to our securities that are the subject of the Offer and Consent Solicitation.

        Except for the requirements of applicable federal and state securities laws, we know of no federal or state regulatory requirements to be complied with or federal or state regulatory approvals to be obtained by us in connection with the Offer and Consent Solicitation. There are no antitrust laws applicable to the Offer and Consent Solicitation. The margin requirements under Section 7 of the Exchange Act, and the related regulations thereunder, are inapplicable to the Offer and Consent Solicitation.

        There are no pending legal proceedings relating to the Offer and Consent Solicitation.

Interests of Directors, Executive Officers and Others

        We do not beneficially own any of the Warrants. The following table lists the Warrants beneficially owned by our directors, executive officers and other affiliates or related persons (all of which are Private Warrants) as of January 16, 2020:

Name	Aggregate Number of Warrants Beneficially Owned	Percentage of Warrants Beneficially Owned(1)
Sanjay Arora(2)	271,265	*

*
Less than one percent.

(1)
Determined based on 34,675,000 Warrants, representing 21,622,679 Public Warrants and 13,052,321 Private Warrants outstanding as of January 16, 2020.

(2)
Consists of warrants to purchase 135,633 Ordinary Shares held by Noyac Path LLC. The sole member of Noyac Path LLC is a trust of which Mr. Arora is settlor and a beneficiary. Mr. Arora disclaims beneficial ownership over any securities owned Noyac Path LLC in which he does not have any pecuniary interest.

Our Ordinary Shares, Dividends and Related Shareholder Matters

Listing of Ordinary Shares and Warrants

        Currently, our Ordinary Shares are listed on Nasdaq under the symbol "YTRA", and our Public Warrants are listed on the OTC QX under the symbol "YTROF."

Holders

        As of January 16, 2020, there were approximately 127 holders of record of our Ordinary Shares and approximately 5 holders of record of our Warrants. Such numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Dividends

        We currently expect to retain all future earnings for use in the operation and expansion of our business and do not plan to pay any dividends on our Ordinary Shares in the near future. The declaration and payment of any dividends in the future will be determined by our board of directors in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions. In addition, as a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of the respective jurisdictions of organization of our subsidiaries, agreements of our subsidiaries or covenants under future indebtedness that we or they may incur.

Source and Amount of Funds

        Because this transaction is an offer to holders to exchange their existing Warrants for our Ordinary Shares, there is no source of funds or other cash consideration being paid by us to, or to us from, those tendering Warrant holders pursuant to the Offer. We estimate that the total amount of cash required to complete the transactions contemplated by the Offer and Consent Solicitation, including the payment of any fees, expenses and other related amounts incurred in connection with the transactions will be approximately $0.6 million. We expect to have sufficient funds to complete the transactions contemplated by the Offer and Consent Solicitation and to pay fees, expenses and other related amounts from our cash on hand.

Exchange Agent

        Continental Stock Transfer and Trust Company has been appointed the exchange agent for the Offer and Consent Solicitation. The Letter of Transmittal and Consent and all correspondence in connection with the Offer should be sent or delivered by each holder of the Warrants, or a beneficial owner's custodian bank, depositary, broker, trust company or other nominee, to the exchange agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offer to Exchange. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

Information Agent

        D. F. King & Co., Inc. has been appointed as the information agent for the Offer and Consent Solicitation, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this Prospectus/Offer to Exchange or the Letter of Transmittal and Consent should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this Prospectus/Offer to Exchange.

Financial Advisor

        Citigroup Global Markets Inc. ("Citi) is serving as our financial advisor in connection with the Offer and certain related matters. We have agreed to pay Citi for its financial advisory services in connection with the Offer a fee of $500,000 contingent upon commencement of the Offer. We also have agreed to reimburse Citi for its expenses, including fees and expenses of counsel, and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising from Citi's engagement.

Fees and Expenses

        The expenses of soliciting tenders of the Warrants and the Consent Solicitation will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by officers and other employees of Yatra and its affiliates, as well as by the information agent. No dealer manager has been retained in connection with the Offer and we will not make any payment to brokers, dealers or others soliciting acceptances of the Offer.

        You will not be required to pay any fees or commissions to us, the exchange agent or the information agent in connection with the Offer and Consent Solicitation. If your Warrants are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your Warrants on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Transactions and Agreements Concerning Our Securities

        Other than as set forth below and in the sections entitled titled "Item 7. Major Shareholder and Related Party Transactions" in our 2019 Annual Report on Form 20-F (which is incorporated by reference herein) and as set forth in our Articles, there are no agreements, arrangements or understandings between the Company, or any of our directors or executive officers, and any other person with respect to our securities that are the subject of the Offer and Consent Solicitation.

Securities Transactions

        Except as set forth in the section titled "Item 7. Major Shareholder and Related Party Transactions" in our 2019 Annual Report on Form 20-F (which is incorporated by reference herein), neither we, nor any of our directors, executive officers or controlling persons, or any executive officers, directors, managers or partners of any of our controlling persons, has engaged in any transactions in our Warrants in the last 60 days.

Plans

        Except as described in the sections of this Prospectus/Offer to Exchange entitled "Risk Factors" and "The Offer and Consent Solicitation," neither the Company, nor any of its directors, executive officers, or controlling persons, or any executive officers, directors, managers or partners of its controlling persons, has any plans, proposals or negotiations that relate to or would result in:

  •
  any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

  •
  any purchase, sale or transfer of a material amount of assets of us or any of our subsidiaries;

  •
  any material change in our present dividend rate or policy, or our indebtedness or capitalization;

  •
  except as described below, any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on the board or to change any material term of the employment contract of any executive officer;

  •
  any other material change in our corporate structure or business;

  •
  any class of our equity securities to be delisted from the NASDAQ (except to the extent the results of the Offer and Consent Solicitation impact the continued listing of the Public Warrants);

  •
  any class of our equity securities becoming eligible for termination of registration under section 12(g)(4) of the Exchange Act (except to the extent the results of the Offer and Consent Solicitation impact such eligibility with respect to the Public Warrants);

  •
  the suspension of our obligation to file reports under Section 15(d) of the Exchange Act;

  •
  the acquisition or disposition by any person of our securities; or

  •
  any changes in our Articles or other governing instruments or other actions that could impede the acquisition of control of our company.

Registration under the Exchange Act

        The Warrants are not currently are registered under the Exchange Act. However, we are subject to the reporting requirements under the Exchange Act as a result of the continuing registration of our Ordinary Shares.

Accounting Treatment

        The Company classifies the Warrants derivative instruments and these are recorded at fair value through profit and loss account. The Company estimates the fair values of the warrants at each reporting period.

        There is no additional cash consideration paid or received specific to the exchange described in the Offer. If the fair value of the Ordinary Shares is equal to the fair value of the Warrants exchanged, an additional incentive is not considered to be present and the financial statements will reflect the additional shares issued as an allocation from paid-in-capital to par. If the fair value of the ordinary shares is greater than the fair value of the Warrants exchanged, an incentive is considered to be present in addition to the exchange of ordinary shares. The difference in fair value between the Ordinary Shares issued and the Warrants exchanges will be recorded in the financials consistent with the Company's relationship to the applicable warrant holders. The Offer does not modify any terms of the Warrant Agreement or the current accounting treatment for the un-exchanged warrants.

Absence of Appraisal or Dissenters' Rights

        Holders of the Warrants do not have any appraisal or dissenters' rights under applicable law in connection with the Offer and Consent Solicitation.

Material U.S. Federal Income Tax Considerations

General

        The following description summarizes the material U.S. federal income tax considerations applicable to the receipt of Ordinary Shares in exchange for the Warrants pursuant to the Offer, the deemed exchange of Warrants not exchanged for Ordinary Shares in the Offer for "new" Warrants pursuant to the Warrant Amendment, and the ownership and disposition of the Ordinary Shares. This description assumes that holders hold the Warrants, and will hold the Ordinary Shares received upon exchange of the Warrants, as capital assets (generally, property held for investment). This description does not address all of the tax consequences that might be relevant to a holder's particular circumstances or to holders that may be subject to special tax rules, such as banks or other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax exempt organizations, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons who own (directly or through attribution) 10% or more (by vote or value) of our outstanding Ordinary Shares (except to the extent specifically discussed below), persons who hold Ordinary Shares or Warrants as part of a "straddle," hedging transaction, conversion transaction, or other similar integrated transaction for U.S. federal income tax purposes, or U.S. holders (as defined below) that have a functional currency other than the U.S. dollar. This description assumes that the receipt of Ordinary Shares in exchange for the Warrants pursuant to the Offer and the deemed exchange of Warrants not exchanged for Ordinary Shares in the Offer for "new" Warrants pursuant to the Warrant Amendment is not integrated with the Merger for U.S. federal income tax purposes. This description does not address any tax consequences relating to the Merger.

        If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Ordinary Shares or Warrants, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the nature of the activities of the partnership. A holder that is a partnership, and the partners in such partnerships, should consult its tax advisors regarding the tax consequences of the receipt of Ordinary Shares in the exchange, the deemed exchange of Warrants not exchanged for Ordinary Shares in the Offer for "new" Warrants pursuant to the Warrant Amendment, and the ownership and disposition of Ordinary Shares received in the exchange.

        This description does not address the tax consequences arising under the laws of any foreign, state, or local tax jurisdiction. Moreover, except to the extent specifically set forth below, this description does not address the U.S. federal estate and gift tax, or alternative minimum tax, or other non-income tax consequences of the exchange (or deemed exchange) of any Warrants or the ownership and disposition of Ordinary Shares received upon exchange of the Warrants.

        This description is based on the United States Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations promulgated thereunder, judicial decisions, published positions of the U.S. Internal Revenue Service (the "IRS"), and other applicable authorities, each as in effect on the date hereof. These authorities are subject to change, possibly with retroactive effect, or differing interpretations by the IRS or a court, which could affect the tax consequences described herein. We have not obtained, and have no plans to request, a ruling from the IRS with respect to any of the U.S. federal income tax consequences described below, and as a result, there can be no assurance that the IRS or the courts will agree with any of the conclusions stated in this description.

        This description is for general information only and is not tax advice. It is not intended to constitute a complete description of all tax considerations applicable to holders relating to the exchange of Warrants for our Ordinary Shares, the deemed exchange of Warrants not exchanged for Ordinary Shares in the Offer for "new" Warrants pursuant to the Warrant Amendment, or relating to the ownership and disposition of our Ordinary Shares. You are urged to consult with your tax advisor regarding the U.S. federal income tax consequences of the receipt of Ordinary Shares in exchange for the Warrants, the deemed exchange of Warrants not exchanged for Ordinary Shares in the Offer for "new" Warrants pursuant to the Warrant Amendment, and of the ownership and disposition of such Ordinary Shares, applicable in your particular situation, as well as any consequences under the federal estate or gift tax, the federal alternative minimum tax, or under the tax laws of any state, local, foreign, or other taxing jurisdiction.

Tax Consequences to U.S. Holders

        Subject to the limitations stated above, the following discussion addresses certain material U.S. federal income tax considerations applicable to the receipt of Ordinary Shares in exchange for the Warrants, the deemed exchange of Warrants not exchanged for Ordinary Shares in the Offer for "new" Warrants pursuant to the Warrant Amendment, and of the ownership and disposition of our Ordinary Shares, that are expected to apply if you are a U.S. holder of the Warrants or our Ordinary Shares. For this purpose, you are a "U.S. holder" if you are:

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  an individual who is a citizen or resident of the United States;

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  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any State thereof, including the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Exchange of Warrants for Ordinary Shares and the Deemed Exchange of Warrants for "new" Warrants

        Subject to the PFIC rules discussed below, for those holders of Warrants participating in the Offer and for any holders of Warrants subsequently exchanged for Ordinary Shares pursuant to the terms of the Warrant Amendment, we intend to treat your exchange of Warrants for our Ordinary Shares as a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Code pursuant to which (i) you should not recognize any gain or loss on the exchange of Warrants for shares of our Ordinary Shares, (ii) your aggregate tax basis in the shares received in the exchange should equal your aggregate tax basis in your Warrants surrendered in the exchange, and (iii) your holding period for the shares received in the exchange should include your holding period for the surrendered Warrants. Special tax basis and holding period rules apply to holders that acquired different blocks of Warrants at different prices or at different times. You should consult your tax advisor as to the applicability of these special rules to your particular circumstances. Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the exchange of Warrants for our Ordinary Shares, there can be no assurance in this regard and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. holders to recognize taxable income. If our treatment of the exchange of Warrants for our Ordinary Shares were successfully challenged by the IRS and such exchange were not treated as a recapitalization for United States federal income tax purposes, exchanging U.S. holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of Ordinary Shares described below under "Tax Consequences to U.S. Holders—Ownership and Disposition of Ordinary Shares" and exchanging non-U.S. holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of Ordinary Shares described below under "Tax Consequences to Non-U.S. Holders—Ownership and Disposition of Ordinary Shares."

        While we believe the exchange of Warrants for Ordinary Shares pursuant to the Offer is a value-for-value transaction, because of the uncertainty inherent in any valuation, there can be no assurance that the IRS or a court would agree. If the IRS or a court were to view the exchange pursuant to the Offer as the issuance of Ordinary Shares to an exchanging holder having a value in excess of the Warrants surrendered by such holder, such excess value could be viewed as a constructive dividend under Section 305 of the Code. Although not free from doubt, it is expected that such constructive dividend, if any, should be considered a dividend of common stock on common stock, which generally should be nontaxable.

        Although the issue is not free from doubt, we intend to treat all Warrants not exchanged for Ordinary Shares in the Offer as having been exchanged for "new" Warrants pursuant to the Warrant Amendment and to treat such deemed exchange as a "recapitalization" within the meaning of Section 368(a)(1)(E) of the Code, pursuant to which, subject to the PFIC rules discussed below, (i) you should not recognize any gain or loss on the deemed exchange of Warrants for "new" Warrants, (ii) your aggregate tax basis in the "new" Warrants deemed to be received in the exchange should equal your aggregate tax basis in your existing Warrants surrendered in the exchange, and (iii) your holding period for the "new" Warrants deemed to be received in the exchange should include your holding period for the surrendered Warrants. Because there is a lack of direct legal authority regarding the U.S. federal income tax consequences of the deemed exchange of Warrants for "new" Warrants pursuant to the Warrant Amendment, there can be no assurance in this regard and alternative characterizations by the IRS or a court are possible, including ones that would require U.S. holders to recognize taxable income. If our treatment of the deemed exchange of Warrants for "new" Warrants pursuant to the Warrant Amendment were successfully challenged by the IRS and such exchange were not treated as a recapitalization for United States federal income tax purposes, exchanging U.S. holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of ordinary shares described below under "Tax Consequences to U.S. Holders—Ownership and Disposition of Ordinary Shares" and exchanging non-U.S. holders may be subject to taxation in a manner analogous to the rules applicable to dispositions of ordinary shares described below under "Tax Consequences to Non-U.S. Holders—Ownership and Disposition of Ordinary Shares."

        If you hold five percent or more of our Ordinary Shares prior to the exchange of Warrants for our Ordinary Shares (or the deemed exchange of Warrants for "new" Warrants), or if you hold Warrants and other securities of ours prior to the exchange (or deemed exchange) with a tax basis of $1 million or more, you will be required to file with your U.S. federal income tax return for the year in which the exchange (or deemed exchange) occurs a statement setting forth certain information relating to the exchange (or deemed exchange) (including the fair market value, prior to the exchange (or deemed exchange), of the Warrants transferred and your tax basis, prior to the exchange (or deemed exchange), in our Ordinary Shares or securities), and to maintain permanent records containing such information.

Characterization as a "Controlled Foreign Corporation" for U.S. Federal Income Tax Purposes

        There is a possibility that we will be classified as a "controlled foreign corporation," or CFC, for U.S. federal income tax purposes. We will generally be classified as a CFC if more than 50% of our outstanding shares, measured by reference to voting power or value, are owned (directly, indirectly or by attribution) by "10% U.S. Shareholders." For this purpose, a "10% U.S. Shareholder" is any U.S. person that owns directly, indirectly or by attribution, 10% or more of the voting power or value of our outstanding Ordinary Shares. In addition, recent changes to the attribution rules relating to the determination of CFC status may make it difficult to determine our CFC status for any taxable year. If we were to be classified as a CFC, a 10% U.S. Shareholder may be subject to U.S. federal income taxation at ordinary income tax rates on all or a portion of our undistributed earnings and profits attributable even if the CFC has made no distributions to its shareholders, including "Subpart F income," global intangible low-taxed income and certain other income generated by the CFC, and may also be subject to U.S. federal income taxation at ordinary income tax rates on any gain realized on a sale of our Ordinary Shares, to the extent of the current and accumulated earnings and profits of our company attributable to such shares. The CFC rules are complex and U.S. holders that are, or may be, 10% U.S. Shareholders are urged to consult their own tax advisors regarding the possible application of the CFC rules to them in their particular circumstances. It is not expected that we will be classified as a CFC, and the remainder of this discussion assumes that we will not be classified as a CFC for U.S. federal income tax purposes but no assurances can be offered in this regard.

Passive Foreign Investment Company Rules

        General.    A non-U.S. corporation, such as Yatra Online, Inc., will be a PFIC for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules either: (i) 75% or more of its gross income for such taxable year is passive income, or (ii) 50% or more of the total value of its assets (based on an average of the quarterly values of the assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether we are a PFIC is based upon the composition of our income and assets, (including, among others, corporations in which we own at least a 25% interest), and the nature of our activities. Under proposed U.S. Treasury Regulations, the holder of an option to acquire stock in a PFIC is considered to be the owner of that stock.

        Based on the projected composition of its income and assets, including goodwill, it is not expected that we will be a PFIC for the current taxable year ending March 31, 2020. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of our company is expected to depend, in part, upon (a) the market value of our Ordinary Shares, and (b) the composition of our assets and income. A decrease in the market value of our Ordinary Shares and/or an increase in cash or other passive assets would increase the relative percentage of its passive assets. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, IRS may assert that, contrary to expectations, we are a PFIC for this taxable year. Accordingly, there can no assurance that we will not be a PFIC for this taxable year.

        Consequences if a PFIC.    If we are or become a PFIC during any year in which a U.S. holder holds our Ordinary Shares or Warrants, unless the U.S. holder of our Ordinary Shares makes a qualified electing fund (QEF) election or mark-to-market election with respect to the shares, as described below, a U.S. holder generally would be subject to additional taxes (including taxation at ordinary income rates and an interest charge) on any gain realized from a sale or other disposition of our Ordinary Shares or Warrants and on any "excess distributions" received from us by a U.S. holder of our Ordinary Shares, regardless of whether we qualify as a PFIC in the year in which such distribution is received or gain is realized. For this purpose, a pledge of our Ordinary Shares as security for a loan may be treated as a disposition. A U.S. holder would be treated as receiving an excess distribution in a taxable year to the extent that distributions on the shares during that year exceed 125% of the average amount of distributions received during the three preceding taxable years (or, if shorter, the U.S. holder's holding period). To compute the tax on excess distributions or on any gain, (i) the excess distribution or gain would be allocated ratably over the U.S. holder's holding period, (ii) the amount allocated to the current taxable year and any year before the first taxable year for which we were a PFIC would be taxed as ordinary income in the current year, and (iii) the amount allocated to other taxable years would be taxed at the highest applicable marginal rate in effect for each such year (i.e., at ordinary income tax rates) and an interest charge would be imposed to recover the deemed benefit from the deferred payment of the tax attributable to each such prior year.

        Under proposed U.S. Treasury Regulations, for purposes of the above rules (i) the exercise of a warrant to acquire stock in a PFIC is not treated as a disposition of PFIC stock and (ii) gain is not recognized on a disposition of PFIC stock that results from a nonrecognition transfer if in the transfer PFIC stock is exchanged for stock in the same or another corporation that is also a PFIC. However, (i) the exchange of Warrants for Ordinary Shares pursuant to the Offer or (ii) the deemed exchange of Warrants not exchanged for Ordinary Shares in the Offer for "new" Warrants pursuant to the Warrant

Amendment would not be eligible for those rules if such exchanges were considered to be a taxable disposition of shares of PFIC stock. U.S. holders of Warrants should consult their tax advisors with respect to the application of these rules to the exercise or amendment of their Warrants if we are a PFIC.

        QEF Election.    If we were to be treated as a PFIC, a U.S. holder of our Ordinary Shares may avoid the excess distribution rules described above by electing to treat our company (for the first taxable year in which the U.S. holder owns any shares) and any lower-tier PFIC (for the first taxable year in which the U.S. holder is treated as owning an equity interest in such lower-tier PFIC) as a qualified electing fund ("QEF"). If a U.S. holder makes an effective QEF election with respect to our company (and any lower-tier PFIC), the U.S. holder will be required to include in gross income each year, whether or not we make distributions, as capital gains, our pro rata share's (and such lower-tier PFIC's) net capital gains and, as ordinary income, our pro rata share's (and such lower-tier PFIC's) net earnings in excess of its net capital gains. U.S. holders can make a QEF election only if we (and each lower-tier PFIC) provide certain information, including the amount of its ordinary earnings and net capital gains determined under U.S. tax principles. We will make commercially reasonable efforts to provide U.S. holders with this information if we determine that we are a PFIC. A QEF election is generally not available for a holder of a warrant in a PFIC. U.S. holders should consult their tax advisors regarding the availability and tax consequences of a QEF election under their particular circumstances.

        Mark-to-Market Election.    As an alternative to making a QEF election, a U.S. holder may also be able to avoid some of the adverse U.S. tax consequences of PFIC status by making an election to mark our Ordinary Shares to market annually. A U.S. holder may elect to mark-to-market our Ordinary Shares only if they are "marketable stock." Our Ordinary Shares will be treated as "marketable stock" if they are regularly traded on a "qualified exchange." Our Ordinary Shares are listed on the Nasdaq, which should be a qualified exchange for this purpose. Our Ordinary Shares will be treated as regularly traded in any calendar year in which more than a de minimis quantity of the Ordinary Shares are traded on at least 15 days during each calendar quarter. There can be no certainly that the Ordinary Shares will be sufficiently traded such as to be treated as regularly traded. Currently, a mark-to-market election may not be made with respect to warrants. U.S. holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election under their particular circumstances.

        Lower-Tier PFICs.    If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance we will be able to cause the lower-tier PFIC to provide information required to make or maintain a QEF election with respect to the lower-tier PFIC. In addition, a mark-to-market election is not available with respect to lower tier PFICs. U.S. holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

        Reporting.    A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder, may have to file an IRS Form 8621 (whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

        The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. holders should consult their tax advisors concerning the application of the PFIC rules to such securities under their particular circumstances.

Ownership and Disposition of Ordinary Shares

        Dividends.    Subject to the discussion above under "—Passive Foreign Investment Company Rules," the gross amount of any distribution on our Ordinary Shares that is made out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. holder's tax basis in our Ordinary Shares, and thereafter as capital gain recognized on a sale or exchange.

        Dividends received by non-corporate U.S. holders (including individuals) from a "qualified foreign corporation" may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on the Nasdaq (where our Ordinary Shares are currently listed) will be considered readily tradable on an established securities market in the United States. There can be no assurance that our Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. We will not constitute a qualified foreign corporation for purposes of these rules if we are a PFIC for the taxable year in which we pay a dividend or for the preceding taxable year. See "—Passive Foreign Investment Company Rules."

        Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by us may be treated as foreign taxes eligible for credit against a U.S. holder's U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on our Ordinary Shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

        Sale or Exchange.    Subject to the discussion above under "—Passive Foreign Investment Company Rules," a U.S. holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of our Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder's adjusted tax basis in such shares. Any gain or loss recognized by a U.S. holder on a taxable disposition of our Ordinary Shares generally will be capital gain or loss and will be long-term capital gain or loss if the holder's holding period in such shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder on the sale or exchange of our Ordinary Shares generally will be treated as U.S. source gain or loss.

        It is possible that India may impose an income tax upon sale of our Ordinary Shares. Because gains generally will be treated as U.S. source gain, as a result of the U.S. foreign tax credit limitation, any Indian income tax imposed upon capital gains in respect of our Ordinary Shares may not be currently creditable unless a U.S. holder has other foreign source income for the year in the appropriate U.S. foreign tax credit limitation basket. U.S. holders should consult their tax advisors regarding the application of Indian taxes to a disposition of our Ordinary Shares and their ability to credit an Indian tax against their U.S. federal income tax liability.

Tax on Net Investment Income

        Non-corporate U.S. holders whose income exceeds certain thresholds generally will be subject to 3.8% surtax on their "net investment income" (which generally includes, among other things, dividends on, and capital gain from the sale or other taxable disposition of, our Ordinary Shares). Non-corporate U.S. holders should consult their own tax advisors regarding the possible effect of such tax on their ownership and disposition of our Ordinary Shares.

Tax Reporting

        Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to our Ordinary Shares, subject to certain exceptions (including an exception for our Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold our Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of our Ordinary Shares.

Tax Consequences to Non-U.S. Holders

        Subject to the limitations stated above, the following description addresses certain material U.S. federal income tax consequences of the receipt of Ordinary Shares in exchange for the Warrants, the deemed exchange of Warrants not exchanged for Ordinary Shares in the Offer for "new" Warrants pursuant to the Warrant Amendment, and of the ownership and disposition of our Ordinary Shares, that are expected to apply if you are a non-U.S. holder of the Warrants or our Ordinary Shares. For this purpose, you are a "non-U.S. holder" if you are an individual, corporation, estate, or trust that is not a U.S. holder as defined above or a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes. Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations," "passive foreign investment companies," individuals present in the United States for 183 days or more in the taxable year of disposition (but who are not U.S. residents) or, in certain circumstances, individuals who are former U.S. citizens or residents.

Exchange of Warrants for Ordinary Shares

        Your exchange of Warrants for our Ordinary Shares pursuant to the Offer, and the deemed exchange of Warrants not exchanged for Ordinary Shares in the Offer for "new" Warrants pursuant to the Warrant Amendment, should generally have the same tax consequences as described above for U.S. holders (other than for foreign tax credit purposes).

Ownership and Disposition of Ordinary Shares

        In general, a non-U.S. holder of our Ordinary Shares will not be subject to U.S. federal income tax or, subject to the discussion below under "—Information Reporting and Backup Withholding," U.S. federal withholding tax on any dividends received on our Ordinary Shares or any gain recognized on a sale or other disposition of our Ordinary Shares (including, any distribution to the extent it exceeds the adjusted basis in the non-U.S. holder's Ordinary Shares) unless:

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  the dividend or gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or

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  in the case of gain only, the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met.

        A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Foreign Account Tax Compliance Act

        The United States Foreign Account Tax Compliance Act ("FATCA"), imposes a reporting regime and, potentially, a 30% withholding tax on certain payments made to certain non-US financial institutions that fail to comply with certain information reporting, account identification, withholding, certification and other FATCA related requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. To avoid becoming subject to FATCA withholding, we may be required to report information to the IRS regarding the holders of our Ordinary Shares and to withhold on a portion of payments with respect to our Ordinary Shares to certain holders that fail to comply with the relevant information reporting requirements (or that hold our Ordinary Shares directly or indirectly through certain non-compliant intermediaries). An intergovernmental agreement between the United States and another country may also modify these requirements. FATCA is particularly complex and its application is uncertain at this time. Non-U.S. holders of our Ordinary Shares should consult their tax advisors to obtain a more detailed explanation of FATCA and to learn how FATCA might affect each holder in its particular circumstances. However, under proposed Treasury Regulations, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the term "foreign passthru payment" are enacted. The preamble to the proposed Treasury Regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization.

Information Reporting and Backup Withholding

        In general, information reporting requirements may apply to dividends received by U.S. holders of our Ordinary Shares, and the proceeds received on the disposition of our Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. holder's broker) or is otherwise subject to backup withholding. Proceeds from the sale, exchange, redemption or other disposition of our Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

        Information returns may be filed with the IRS in connection with, and non-U.S. holders may be subject to backup withholding on amounts received in respect of their Ordinary Shares, unless the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the non-U.S. holder otherwise establishes an exemption. Dividends paid with respect to our Ordinary Shares and proceeds from the sale or other disposition of our Ordinary Shares received in the United States by a non-U.S. holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such non-U.S. holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

        Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the holder's U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

Tax Residence of Yatra and Utilization of Terrapin's Tax Attributes

        For a discussion regarding the tax residence of Yatra and its ability to utilize Terrapin's tax attributes see the discussion in the sections entitled "Item 10. Additional Information—E. Taxation—Material U.S. Federal Income Tax Consequences—Tax Residence of Yatra and Utilization of Terrapin's Tax Attributes" in our 2019 Annual Report on Form 20-F.

Material Indian Tax Consequences

General

        The following description summarizes the material Indian income tax consequences of the receipt of Ordinary Shares in exchange for the Warrants, pursuant to the Offer, and the ownership and disposition of Ordinary Shares. This description does not address all tax consequences to any holder's particular circumstances or to all categories of holders, some of which (such as trusts or similar arrangements) may be subject to special tax rules.

Exchange of Warrants for Ordinary Shares

        The exchange of Warrants at the fair market value of the Ordinary Shares against tender of warrants by the Warrant Holders may not trigger any adverse Indian tax implications. However, there can be no assurance in this regard and alternative characterizations by the Indian tax authorities or a court are possible.

Ownership and Disposition of Ordinary Shares

        This section describes the material Indian income tax consequences of ownership and disposition of Ordinary Shares for investors who are not residents in India, pursuant to the (Indian) Income Tax Act, 1961, as amended, or the IT Act. This section is based upon the provisions of the IT Act that are in effect as of the date of this Prospectus/Offer to Exchange and upon the interpretations thereof as pronounced in judicial precedents. The IT Act may be interpreted differently and may be altered or amended, possibly with retroactive effects.

        This discussion is for general purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

        Investors who qualify as residents in India are liable for Indian taxes levied upon their global income.

Tax Implications to Investors from Income Arising by the Sale or Transfer of Ordinary Shares

Withholding Tax Obligation on the Purchaser of Ordinary Shares

        Under Section 195 of the IT Act, a person making a payment to a non-resident is required to deduct tax at the appropriate rates at the time of payment or at the time of credit, whichever is earlier, if such payment is taxable in India. Therefore, a payer would be required to deduct tax on payments at the rates in force in India or as per the applicable tax treaty, if the said sum is chargeable to tax in India.

        Accordingly, an Indian entity purchasing Ordinary Shares from a non-resident investor must withhold taxes if the non-resident investor is liable for Indian taxes on the transaction. Please note that, in this situation, the payer has an obligation to withhold taxes only when the capital gains arising on such a transfer is taxable in India. Further, if the non-resident investor has a reduced tax burden due to a tax treaty, then the Indian law requires the payer to obtain certain prescribed documents from the payee, which the payer should maintain while withholding any such taxes.

Implications under Section 56 of the IT Act

        Section 56(2)(x) of the IT Act imposes a tax upon the purchaser of Ordinary Shares when the purchase is made without consideration or for consideration less than the fair market value of such shares. If any transfer of shares is undertaken at less than the fair market value of such shares, the difference between such fair market value and the actual consideration paid would be taxable to of the purchaser as "income from other sources" and taxed at the tax rate applicable to regular income. The formula for computing the fair market value of listed shares takes into account the market value of such shares. In case of quoted shares, the fair market value is based on the price listed on a stock exchange.

Implications under Section 79 of the IT Act

        Under section 79 of the IT Act, the brought forward tax losses of an Indian company lapses if its shareholding changes by more than 49%. However, there is significant litigation between the taxpayers and the Indian tax authorities on whether the provisions of section 79 becomes applicable on change in registered shareholding or on change in beneficial shareholding of the Indian company. Since the Merger would result in change the beneficial ownership of Yatra India and its subsidiaries by more than 49%, there is a risk that Indian revenue authorities may decide that Yatra India and its subsidiaries are not allowed to carry forward its past tax losses forward to future years.

        WHILST IT IS BELIEVED THAT THE DISCUSSION ABOVE REPRESENTS A REASONABLE INTERPRETATION OF THE RELEVANT PROVISIONS OF THE IT ACT, THERE CAN BE NO ASSURANCE (ESPECIALLY IN VIEW OF FACTS SPECIFIC TO A PARTICULAR INVESTOR) THAT THE REVENUE AUTHORITIES WILL AGREE WITH SUCH INTERPRETATIONS.

        This discussion is included in this Prospectus/Offer to Exchange for general information only, and is intended only as a summary of the material Indian income tax consequences of the Prospectus/Offer to Exchange. It is not a complete analysis or discussion of all potential tax effects that may be important to you. You should consult with your own tax advisor regarding the specific tax consequences applicable to you, including the application and effect of state, local and foreign income tax, the provisions of any double taxation avoidance agreement between India and your country of residence and other applicable tax laws.

Exchange Agent

        The depositary and exchange agent for the Offer and Consent Solicitation is:

Continental Stock Transfer and Trust Company
Attn: Corporate Actions Department
1 State Street, 30th Floor
New York, NY 10004
(917) 262-2378

Additional Information; Amendments

        We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Prospectus/Offer to Exchange is a part. We recommend that Warrant holders review the Schedule TO, including the exhibits, and our other materials that have been filed with the SEC before making a decision on whether to accept the Offer and Consent Solicitation.

        We will assess whether we are permitted to make the Offer and Consent Solicitation in all jurisdictions. If we determine that we are not legally able to make the Offer and Consent Solicitation in a particular jurisdiction, we will inform Warrant holders of this decision. The Offer and Consent Solicitation is not made to those holders who reside in any jurisdiction where the offer or solicitation would be unlawful.

        Our board of directors recognizes that the decision to accept or reject the Offer and Consent Solicitation is an individual one that should be based on a variety of factors and Warrant holders should consult with personal advisors if they have questions about their financial or tax situation.

        We are subject to the information requirements of the Exchange Act and in accordance therewith file and furnish reports and other information with the SEC. All reports and other documents we have filed or furnished with the SEC, including the registration statement on Form F-4 relating to the Offer and Consent Solicitation, or will file or furnish with the SEC in the future, can be accessed electronically on the SEC's website at www.sec.gov.

        If you have any questions about the Offer and Consent Solicitation, you should contact Manish Hemrajani, Investor Relations, Yatra Online, Inc., Gulf Adiba, Plot No. 272, 4th Floor, Udyog Vihar, Phase-II, Sector-20, Gurugram-122008, Haryana, India,, Tel. (646) 875-8380, Email: manish.hemrajani@yatra.com. You may also direct questions concerning exchange procedures to the information agent. You may request additional copies of this document, the Letter of Transmittal and Consent or the Notice of Guaranteed Delivery from the information agent at:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers Call Collect: (212) 269-5550
All Others Call Toll-Free: (866) 796-6867
Email: yatra@dfking.com

        We will amend our offering materials, including this Prospectus/Offer to Exchange, to the extent required by applicable securities laws to disclose any material changes to information previously published, sent or given by us to Warrant holders in connection with the Offer and Consent Solicitation. You should read this Prospectus/Offer to Exchange and any amendments and/or supplement hereto, together with the documents incorporated by reference herein, the registration statement on Form F-4 of which this document is a part and the exhibits thereto, and the additional information described under the heading "Where You Can Find More Information."

DESCRIPTION OF CAPITAL STOCK

        See the information incorporated by reference under the heading "Item 10. Additional Information—B. Memorandum and Articles of Association" in our 2019 Annual Report on Form 20-F (which is incorporated by reference herein) for a detailed description of our share capital.

 SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER
U.S. SECURITIES LAWS

        We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. A majority of our directors and executive officers, and certain of the experts named in this prospectus, are residents of non-United States jurisdictions and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them, in original actions or in actions for enforcement of judgments of United States courts, liabilities predicated upon the United States federal securities laws.

        We have been advised by our Cayman Islands legal counsel, Maples and Calder, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court) has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts' discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands Court's decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

 LEGAL MATTERS

        The validity of the Ordinary Shares offered by this Prospectus/Offer to Exchange and certain legal matters as to Cayman Islands law will be passed upon by Maples and Calder, Cayman Islands. We have been advised on U.S. securities matters by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Yatra Online, Inc. appearing in Yatra Online, Inc.'s Annual Report (Form 20-F) for the year ended March 31, 2019 have been audited by Ernst & Young Associates LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, and other information, including material information furnished on Form 6-K, with the SEC. You may access information regarding us at the SEC website, which contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. Investors may also consult Yatra's website at yatraonline.com for more information about Yatra. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short-swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares.

        The SEC allows us to "incorporate by reference" into this Prospectus/Offer to Exchange information that we file with the SEC, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this Prospectus/Offer to Exchange. The information incorporated by reference is an important part of this Prospectus/Offer to Exchange. Certain information that is subsequently filed with the SEC will automatically update and supersede information in this Prospectus/Offer to Exchange and in earlier filings with the SEC. In all such cases, you should rely on the later information over different information included in this Prospectus/Offer to Exchange or in any incorporated document. This Prospectus/Offer to Exchange also contains summaries of certain provisions contained in some of our documents that are described in this Prospectus/Offer to Exchange, but reference is made to the actual documents for complete information. All of these summaries are qualified in their entirety by reference to the actual documents.

        This Prospectus/Offer to Exchange incorporates by reference the documents listed below that we have previously filed with the SEC; provided, however, that we are not incorporating by reference, in each case, any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The following documents may contain important information about us and our financial condition or other matters:

  •
  our 2019 Annual Report on Form 20-F, filed with the SEC on July 31, 2019 and Form 20-F/A, filed with the SEC on August 5, 2019; and

  •
  our Reports of Foreign Private Issuer on Form 6-K, filed with the SEC on October 17, 2019, October 18, 2019 and December 4, 2019.

        You should not assume that information in any document incorporated by reference into this Prospectus/Offer to Exchange or any accompanying prospectus supplement is current as of any date other than the date of that document. To the extent this Prospectus/Offer to Exchange, or the documents or information incorporated by reference into this Prospectus/Offer to Exchange, contains references to our Internet website, the information on such website does not constitute a part of, and is not incorporated by reference into, this Prospectus/Offer to Exchange.

        Documents incorporated by reference are available from the SEC as described above or from us without charge, or from the information agent, excluding exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. The information agent may be contacted at the address set forth on the back cover of this Prospectus/Offer to Exchange. You may request from us a copy of this Prospectus/Offer to Exchange and any of the documents incorporated by reference into this Prospectus/Offer to Exchange or other information concerning us, without charge, upon written or oral request. You should direct your requests to:

Yatra Online, Inc.
Gulf Adiba, Plot No. 272
4th Floor, Udyog Vihar, Phase-II
Sector-20, Gurugram-122008, Haryana, India
Attn: Investor Relations
Manish Hemrajani
Email: manish.hemrajani@yatra.com
(646) 875-8380

UNAUDITED PRO FORMA CONDENSED AND COMBINED FINANCIAL INFORMATION

Introduction

        The following unaudited pro forma condensed combined financial information of Ebix and Yatra present the combination of the financial statements of the two companies adjusted to give effect to the Merger. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

        In preparing these pro forma condensed and combined financial information, Rule 5.4 of Regulation S-X for combining entities with different fiscal years was followed. Specifically, since Ebix's fiscal year end is December 31st, and Yatra's is March 31st, and such fiscal year ends differs by less than 93 days, Ebix's statement of income was combined with that of Yatra's using each entity's respective fiscal years. Also, as such the below pro forma statement of income for the year ended December 31, 2018 and the nine months ended September 30, 2019 both contain Yatra's results for the three months ended March 31, 2019 which has operating revenues of $32.1 million and a net loss of $10.2 million.

        The following unaudited pro forma condensed and combined financial position as of September 30, 2019, assumes that the Merger occurred on December 31, 2018. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2018 and for the nine months ended September 30, 2019 presents the pro forma effect to the Merger as if it had been completed on January 1, 2018.

        The pro forma combined financial information does not necessarily reflect what Ebix's financial condition or results of operations would have been had the acquisition occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of Ebix. The actual financial position and results of operations may differ significantly from the unaudited pro forma amounts reflected herein due to a variety of factors.

        This information should be read together with Ebix's and Yatra's audited financial statements and related notes and other financial information incorporated by reference in this proxy statement/prospectus.

        The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma condensed combined financial information and pro forma adjustments has been prepared based on preliminary estimates of fair value of assets acquired and liabilities assumed. Differences between these preliminary estimates and the final acquisition accounting are likely to occur and these differences could be material as compared to the accompanying unaudited pro forma condensed combined financial information and the combined companies' future results of operations and financial position. The actual amounts recorded as of the completion of the Merger may also differ materially from the information presented in this unaudited condensed combined pro forma financial information as a result of, among other factors, the amount of cash used in Yatra's operations between the signing of the Merger Agreement and the closing of the Merger; the timing of closing of the Merger; changes in the number of outstanding Yatra Ordinary Shares and Yatra warrants; and other changes in the Yatra assets and liabilities that occur prior to the completion of the Merger.

        The Merger will be accounted for as an acquisition of Yatra by Ebix under the acquisition method of accounting in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). Under the acquisition method of accounting, the assets and liabilities of the acquired company are, as of the completion of the Merger, recorded at their respective fair values, including an amount for goodwill representing the difference between the purchase price and the fair value of the acquired identifiable tangible and intangible net assets.

        The Ebix financial statements have been historically prepared under U.S. GAAP, however the Yatra financial statements have been historically prepared in accordance with international financial reporting standards ("IFRS") as issued by the International Accounting Standards Board ("IASB"). As a result, the Yatra financial statements have been adjusted so as to be presented under U.S. GAAP for the purposes of preparing the unaudited pro forma condensed combined financial information.

        The historical financial information of Yatra was prepared in accordance with IFRS and presented in Indian rupees ("INR"). The historical financial information was translated from INR to U.S. dollars ("USD") using the following historical exchange rates:

USD/INR
Average exchange rate for year ended March 31, 2019 (statement of income)	69.88
Average exchange rate for the three months ended March 31, 2019 (statement of income)	70.43
Average exchange rate for the six months ended September 30, 2019 (statement of income)	69.94
Period end exchange rate as of September 30, 2019 (balance sheet)	70.64

        In addition, U.S. GAAP adjustments were made to convert Yatra's financial statements from IFRS to U.S. GAAP and align Yatra's accounting policies to those applied by the Ebix.

        Below are the condensed financial statements of Yatra adjusted to U.S. GAAP for the year ended March 31, 2019 and for the nine months ended September 30, 2019. The Yatra 'As Reported' amounts for the year ended March 31, 2019 have been extracted from Yatra's audited financial statements for the year ended March 31, 2019. The U.S. GAAP adjustments have not been audited:

	Year Ended March 31, 2019(1)						Nine Months Ended September 30, 2019
	Yatra As Reported (in accordance with IFRS) (INR)	Yatra (in accordance with IFRS) (USD)(2)	Reclassifications (USD)(8)	U.S. GAAP Adjustments (USD)		Yatra As Converted to U.S. GAAP (USD)	Yatra As Reported (in accordance with IFRS) (INR)(10)	Yatra (in accordance with IFRS) (USD)(2)	Reclassifications (USD)(8)	U.S. GAAP Adjustments (USD)		Yatra As Converted to U.S. GAAP (USD)
	(In thousands, except per share data)						(In thousands, except per share data)
Revenue (including Other operating Income)	9,622,365	137,689	—	—		137,689	6,398,115	91,238	—	—		91,238
Services and other costs	4,282,802	61,284	48,565		(6)(3)(4)	109,842	2,529,062	36,046	33,554	102	(3)(4)(5)	69,701
Product development	—	—	10,120	1,241	(3)(4)	11,361	—	—	5,540	151	(3)(4)(5)	5,691
Sales and marketing	809,996	11,590	11,360	583	(3)(4)	23,534	287,382	4,087	5,950	68	(3)(4)(5)	10,105
General and administrative	6,526,019	93,383	(70,045)	3,803	(3)(4)	27,140	4,288,273	61,156	(45,024)	83	(3)(4)(5)	16,215
Amortization and depreciation	581,746	8,324	—	—	(3)(4)	8,324	506,405	7,228	(19)	(336)	(5)	6,873
Operating Expenses	12,200,564	174,581	—	5,621	(3)(4)	180,203	7,611,122	108,517	—	68	(3)(4)(5)	108,584
Operating income (loss)	(2,578,199)	(36,892)	—	(5,621)	(3)(4)	(42,513)	(1,213,006)	(17,278)	—	(68)	(3)(4)(5)	(17,346)
Change in fair value of warrants—(loss)/ gain	1,667,193	23,856	—	(23,856	(6)	—	(213,517)	(3,121)	—	3,121	(6)	—
Other(7)	(234,752)	(3,359)	—	(124)		(3,483)	(171,829)	(2,453)	—	110		(2,343)
Income tax (expense) benefit	(47,837)	(685)	—	18	(9)	(666)	(27,342)	(389)	—	87	(9)	(302)
Net income (loss) attributable to shareholders (including portion of non-controlling interest)	(1,193,595)	(17,079)	—	(29,584)	(3)(4)(6)	(46,663)	(1,625,695)	(23,242)	—	3,251	(3)(4)(5)(6)	(19,991)
Net income (loss) attributable to noncontrolling interest	(45,392)	(650)	—	(104	)(9)	(753)	(16,964)	(241)	—	5	(9)	(237)
Net income (loss) attributable to shareholders (excluding portion of non-controlling interest)	(1,148,203)	(16,430)	—	(29,480)	(3)(4)(6)(9)	(45,909)	(1,608,731)	(23,000)	—	3,246	(3)(4)(5)(6)(9)	(19,754)
Basic earnings (loss) per share	(26.37)	(0.38)	—	—		(1.05)	(34.62)	(0.49)	—	—		(0.43)
Diluted earnings (loss) per share	(26.95)	(0.39)	—	—		(1.05)	(34.62)	(0.49)	—	—		(0.43)
Basic weighted average shares outstanding	43,544	43,544	—	—		43,544	46,472	46,472	—	—		46,472
Diluted weighted average shares outstanding	44,286	44,286	—	—		43,544	46,472	46,472	—	—		46,472

(1)
Yatra's fiscal year end is March 31, 2019.

(2)
The historical financial information of Yatra Online Inc. was prepared in accordance with IFRS and presented in Indian Rupee (INR). The historical financial information was translated from INR to USD using the historical exchange rate as disclosed above.

(3)
The charge relating to employee stock option plan and restricted stock units is recognized under IFRS considering each installment of the award as a separate grant and follows a waterfall approach. Under U.S. GAAP, the grants issued on graded vesting basis are treated as a single award. Hence, the charge related to such share based payments is recognized on a straight line basis over the vesting period of the awards. Accordingly $5.8 million and $135 thousand of additional stock based compensation has been recorded for the year ended March 31, 2019 and the nine months ending September 30, 2019, respectively.

(4)
IFRS to U.S. GAAP adjustments pertaining to interest on security deposits, re-computation of vacation accruals, gratuity obligations, and retirement benefits. Accordingly $162 thousand and $225 thousand has been reduced from operating expense for the year ended March 31, 2019 and the nine months ended September 30, 2019, respectively.

(5)
Interest on lease liability and depreciation on Right-of-Use ("ROU") assets were recorded under IFRS whereas under U.S. GAAP, the aforesaid amount have been derecognized and rent expense is recorded on straight line basis in the statement of profit or loss and other comprehensive loss. Further, ROU assets are subsequently measured at an amount equal to the lease liability and adjusted for the lease equalization reserve. Accordingly, there is a reclassification of interest on the lease liability (i.e. a reduction of finance cost of $192 thousand) and interest expense of $159 thousand on the fair valuation of lease liability under IFRS 16 Leases to operating expenses under ASC 842 Leases, resulting in a net adjustment impact of $33 thousand for the nine months ended September 30, 2019.

(6)
Warrants issued to Terrapin 3 Acquisition Corporation and Macquarie which were classified as financial liabilities under IFRS, were concluded to be equity instruments for U.S. GAAP reporting purposes, accordingly $23.9 million of gains and $3.1 million of losses on the fair value of these financial liabilities recorded under IFRS were reversed for the year ended March 31, 2019 and the nine months ended September 30, 2019, respectively.

(7)
Includes interest income (expense), non-operating income (expense), and foreign currency gain (loss).

(8)
Reclassification of expenses to align with presentation of the statement of income as per Ebix, Inc. as against nature based classification followed by Yatra under IFRS.

(9)
Tax effect and noncontrolling interest share due to U.S. GAAP adjustments.

(10)
The unaudited condensed financial statement for the nine months ended September 30, 2019, represents summation of reported results for the three months ended March 31, 2019 and reported results for the six months ended September 30, 2019.

	As of September 30, 2019
	Yatra As Reported (in accordance with IFRS) (INR)	Yatra (in accordance with IFRS) (USD)(5)	U.S. GAAP Adjustments (USD)		Yatra As Converted to U.S. GAAP (USD)
	(in thousands)
Cash and cash equivalents	1,268,454	17,957	—		17,957
Trade accounts receivable, less allowances	4,079,338	57,748	—		57,748
Other current assets	1,570,523	22,233	—		22,233
Goodwill	1,015,099	14,370	—		14,370
Intangible assets, net	1,087,559	15,396	(10,123	)(1)	5,273
Capitalized software development costs, net	—	—	10,123	(1)	10,123
Other	1,392,857	19,718	644	(2)	20,362
Total assets	10,413,830	147,422	644	(2)	148,066
Accounts payable and accrued expenses	5,196,934	73,569	(205)	(2)	73,364
Working capital facility	1,262,122	17,867	(6,588)	(4)	11,279
Earnout contingencies	1,190,009	16,846	—		16,846
Debt obligations	271,805	3,848		(1)	3,847
Other	912,098	12,876	111	(2)	12,987
Total liabilities	8,832,968	125,006	(6,683)	(2)(4)	118,323
Additional paid in capital	18,886,704	312,778	(60,159)	(3)	252,619
Retained earnings (deficit)	(18,057,341)	(292,506)	43,445	(3)(4)	(249,061)
Other	751,499	2,144	24,041	(4)	26,185
Total stockholders' equity	1,580,862	22,416	7,327	(2)(3)(4)	29,743
Total liabilities and stockholders' equity	10,413,830	147,422	644	(2)(3)(4)	148,066

(1)
Under IFRS, development costs on internally generated intangible asset are recognized as "Intangible under development". Under U.S. GAAP, these costs are classified separately as "Capitalized software development costs".

(2)
Other IFRS to U.S. GAAP adjustments pertaining to right of use assets, other assets, deferred tax assets, employee benefits offset to equity.

(3)
As part of the 2016 acquisition of Terrapin the amount in excess of the fair value of the shares issued by the private entity over the value of the net monetary assets acquired was $60.2 million. Under IFRS this amount was recorded as a loss on the income statement. Under U.S. GAAP, the Merger meets the definition of a reverse recapitalization thus this excess is considered a cost for the issuance of stock by the private company and is recorded as a reduction of equity.

(4)
Warrants issued to Terrapin 3 Acquisition Corporation and Macquarie which were classified as financial liabilities under IFRS, were concluded to be equity instruments for U.S. GAAP reporting purposes, accordingly the respective gains and losses resulting from the changes in the fair value of these financial liabilities recorded under IFRS were reversed for the year ended March 31, 2019 and the nine months ended September 30, 2019.

(5)
Stockholders' equity translated using historical average translation rates. Other than Stockholders' equity liabilities and assets are translated using period end exchange rate as of September 30, 2019.

Pro Forma Presentation

        The unaudited pro forma condensed combined statement of financial position as of September 30, 2019 is based on the historical statement of financial position of Ebix (presented in accordance with U.S. GAAP) and the historical statement of financial position of Yatra as of September 30, 2019 (adjusted to be presented in accordance with U.S. GAAP) to reflect the Merger, as if it occurred on December 31, 2018.

        The unaudited pro forma condensed combined statement of income combines the historical audited results of operations of Ebix for the year ended December 31, 2018 (presented in accordance with U.S. GAAP), with the historical audited results of operations of Yatra for the period from March 31, 2019 (adjusted to be presented in accordance with U.S. GAAP) and gives pro forma effect to the Merger as if it had been consummated on January 1, 2018. The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2019 combines the unaudited historical combined statement of income of Ebix for the nine-month period ended September 30, 2019 (presented in accordance with U.S. GAAP) with the unaudited historical condensed combined statement of income of Yatra for the nine-month period ended September 30, 2019 (adjusted to be presented in accordance with U.S. GAAP and to conform to Ebix's historical financial reporting periods), giving effect to the Merger as if it had occurred as of January 1, 2018.

        The unaudited pro forma adjustments are based on estimates, available information and certain assumptions that Ebix and Yatra believe are reasonable, factually supportable and directly attributable to the Merger. The unaudited pro forma adjustments and primary assumptions are described in the accompanying notes. The unaudited pro forma combined statement of income is being provided for illustrative purposes only and does not purport to represent what Yatra's or Ebix's results of operations would have been if the events had occurred on the dates indicated, and are not intended to project our results of operations or results for any future period. Any of the factors underlying these estimates and assumptions may change or prove to be materially different and the estimates and assumptions may not be representative of facts that exist upon the consummation of the business combination.

        You should read the information contained in this section in conjunction with the historical audited financial statements of Ebix and Yatra and the accompanying notes included therein, which are incorporated by reference into this proxy statement/prospectus. Certain line items of the unaudited pro forma condensed combined financial information of Yatra included herein were aligned to Ebix's in order to conform to the presentation standards used in Ebix's consolidated financial statements. In addition, Yatra's historical financial reporting periods have been adjusted to conform to Ebix's historical financial reporting periods.

Unaudited Pro Forma Condensed Balance Sheet Financial Information

	As of September 30, 2019
			Pro Forma Adjustments
			Purchase Accounting Adjustments
	Ebix As Reported	Yatra As Converted to U.S. GAAP	Remove pre-merger goodwill, net intangible assets, and equity balances(1)	Consideration(1)(2)	Put Liability(3)	Legal fees and other expenses in connection with the Merger(4)	Intangible amortization(5)	Pro Forma Combined
	(in thousands)
Cash and cash equivalents	$124,242	$17,957	$—	$—	$—	$1,839	$—	$144,038
Trade accounts receivable, less allowances	165,397	57,748	—	—	—	—	—	223,145
Other current assets	63,615	22,233	—	—	—	—	—	85,848
Goodwill	958,813	14,370	(14,370)	222,932	4,141	—		1,185,886
Intangible assets, net	88,353	5,273	(5,273)	25,892	—	—	(2,326)	111,919
Capitalized software development costs, net	13,748	10,123	—	—	—	—	—	23,871
Other	191,171	20,362	—	—	—	—	—	211,533
Total assets	1,605,339	148,066	(19,643)	248,824	4,141	1,839	(2,326)	1,986,239
Accounts payable and accrued expenses	117,520	73,364	—	—	—	—	—	190,884
Working capital facility	35,829	11,279	—	—	—	—	—	47,108
Earnout contingencies	10,544	16,846	—	—	—	—	—	27,390
Debt obligations	720,995	3,847	—	—	—	—	—	724,842
Put Liability			—	—	4,141	—	—	4,141
Other	137,135	12,987	—	—	—	—	—	150,122
Total liabilities	1,022,023	118,323	—	—	4,141	—	—	1,144,487
Temporary Equity (Reedemable Preferred Stock)	—	—	—	258,924	—	—	—	258,924
Additional paid in capital	6,208	252,619	(252,619)	—	—	—	—	6,208
Retained earnings (deficit)	599,148	(249,061)	249,061	—	—	—	(2,326)	596,822
Other	(22,040)	26,185	(26,185)	—	—	1,839	—	(20,201)
Total stockholders equity	583,316	29,743	(29,743)	—	—	1,839	(2,326)	582,828
Total liabilities, temporary equity and stockholders' equity	1,605,339	148,066	(29,743)	258,924	4,141	1,839	(2,326)	1,986,239

(1)
The Merger will be accounted for as an acquisition of Yatra by Ebix under the acquisition method of accounting under U.S. GAAP. Under the acquisition method of accounting, the assets and liabilities of the acquired company are, as of the completion of the merger, recorded at their respective fair values and added to those of the reporting public issuer, including an amount for goodwill representing the difference between the purchase price and the fair value of the identifiable tangible and intangible net assets.

(2)
Fair value of the redeemable Ebix Series Y Preferred Stock to be issued in connection with the Merger. Ebix will be issuing 243,808 shares of Series Y Preferred Stock, which in turn will be convertible into 4,876,154 shares of Ebix Common Stock.

(3)
Shares of Series Y Preferred Stock issued in connection with the Merger shall be redeemed by Ebix at the option of an individual holder of shares of Series Y Preferred Stock at a price equal to (i) the Series Y Original Issue Price per share, plus (ii) all declared but unpaid dividends thereon, multiplied by (iii) 0.90 (the "Redemption Price"). Holders of the Series Y Preferred Stock may exercise this right during the period beginning on the date that is 25 months from the date the Series Y Preferred Stock is first issued and ending on the date that is 26 months from the date that Series Y Preferred is first issued. A portion of the total purchase consideration was allocated to this put liability based on its initial fair value, which was determined to be $4.14 million. This is preliminary and subject to change as a result of an independent valuation and could affect the total amount of purchase consideration. Potentially, decreases in the fair value of the preferred shares at the date of acquisition could reduce Ebix's income available to common shareholders.

(4)
Legal fees incurred by Ebix and Yatra in connection with the Merger, net of tax effect.

(5)
Intangible amortization in connection with a preliminary allocation of identifiable intangible net assets of the Merger based on an estimated useful life of ten years, net of reversal of historical amortization recorded by Yatra for pre-merger intangible balances and net of tax effect.

Unaudited Pro Forma Condensed Income Statement Financial Information

	Year Ended December 31, 2018(1)					Nine Months Ended September 30, 2019
	Ebix As Reported	Yatra As Converted to U.S. GAAP(1)	Pro Forma Adjustments		Pro Forma Combined	Ebix As Reported	Yatra As Converted to U.S. GAAP	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except per share data)
Revenue (including Other operating Income)	$497,826	$137,689	$—		$635,515	$434,432	$91,238	$—		$525,670
Services and other costs	168,415	109,842	—		278,257	152,054	69,701	—		221,755
Product development	39,078	11,361	—		50,439	33,884	5,691	—		39,575
Sales and marketing	17,587	23,534	—		41,121	14,898	10,105	—		25,003
General and administrative	108,475	27,140	—		135,615	101,210	16,215	(2,603)	(2)(3)	114,822
Amortization and depreciation	11,292	8,324	1,926	(4)	21,543	10,966	6,873	1,445	(4)(5)	19,284
Operating expenses	344,847	180,203	1,926	(4)(5)	526,976	313,012	108,584	(1,158)	(2)(3)(4)(5)	420,438
Operating income (loss)	152,979	(42,513)	(1,926)	(4)(5)	108,539	121,420	(17,346)	1,158	(2)(3)(4)(5)	105,232
Other(7)	(27,397)	(3,483)	—		(30,880)	(53,264)	(2,343)	—		(55,607)
Income tax (expense) benefit	(32,501)	(666)	(597)	(8)	(33,764)	297	(302)	317	(8)	312
Net income (loss) attributable to shareholders (including portion of non-controlling interest)	93,081	(46,663)	(2,523)	(4)(5)(8)	43,895	68,453	(19,991)	1,475	(2)(3)(4)(5)(8)	49,937
Net income (loss) attributable to noncontrolling interest	(58)	(753)	—	(4)(5)(8)	(811)	(6,617)	(237)	—	(2)(3)(4)(5)(8)	(6,854)
Net income (loss) attributable to shareholders (excluding portion of non-controlling interest)	93,139	(45,909)	(2,523)	(4)(5)(8)	44,706	75,070	(19,754)	1,475	(2)(3)(4)(5)(8)	56,791
Basic earnings (loss) per share	2.97	(1.05)	(0.07)		1.23	2.46	(0.43)	0.04		1.60
Diluted earnings (loss) per share	2.95	(1.05)	(0.07)		1.23	2.45	(0.43)	0.04		1.60
Basic weighted average shares outstanding	31,393	43,544	4,875	(6)	36,268	30,517	46,472	4,875	(6)	35,392
Diluted weighted average shares outstanding	31,534	43,544	4,875	(6)	36,409	30,598	46,472	4,875	(6)	35,473

(1)
Yatra's figures are based on their fiscal year end which is March 31, 2019.

(2)
During the nine months ended September 30, 2019 Ebix recorded $425 thousand in legal fees in connection with the Merger.

(3)
During the nine months ended September 30, 2019 Yatra recorded $2.2 million in legal fees in connection with the Merger.

(4)
Intangible amortization in connection with a preliminary allocation of identifiable intangible net assets acquired, based on an estimated useful life of ten years, would have been $3.0 million for year ended 2018 and $2.3 million for the nine months ended September 30, 2019.

(5)
Reversal of historical amortization by Yatra of pre-merger intangible balances of $663 thousand for year ended 2018 and $497 thousand for the nine months ended September 30, 2019.

(6)
As part of the Merger Yatra's shares will be cancelled and converted into the right to receive approximately 243,808 shares of Ebix Series Y Preferred Stock. Each share of Series Y Preferred Stock may be converted into 20 shares of Ebix Common Stock at any time at the option of the holder, which would result into 4,876,154 shares. Also as part of the MergerAgreement there is a Put Option which provides that on the 25th month anniversary of the Merger effective date and at the option of the holder of the Series Y Preferred Stock, the shares may be redeemed for $53.10 per share. No periodic fair value changes of the put option are being considered in the pro forma adjustments above. The valuation of Ebix Series Y Preferred Stock and the Put Option is preliminary, and subject to change when an independent valuation is completed and could affect the total amount of purchase consideration. Potentially, decreases in the fair value of the preferred shares at the date of acquisition could reduce Ebix's income available to common shareholders.

(7)
Includes interest income (expense), non-operating income (expense), and foreign currency gain (loss).

(8)
Tax effect of all pro forma adjustments.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1.     Description of the Transaction, Basis of Presentation

Description of the Transaction

        On July 16, 2019, Ebix and Yatra entered into a Merger Agreement. The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Yatra, with Yatra surviving as a wholly-owned subsidiary of Ebix. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, as issued and outstanding immediately prior to the effective time, each (i) ordinary share, par value $0.0001 per share, of Yatra, (ii) Class A Non-Voting Share, par value $0.0001 per share, of Yatra, (iii) share of Class F common stock, par value $0.0001 per share, of Yatra USA Corp., will be cancelled and converted into the right to receive 0.005 shares of Series Y Convertible Preferred Stock, par value $0.10 per share, of Ebix.

        Subject to the terms and conditions of the Merger Agreement, as a result of the Merger:

  •
  Each Class F Share, par value $0.0001 per share, of Yatra will be cancelled and converted into the right to receive 0.00000005 of a share of Series Y Preferred Stock.

  •
  Each Yatra India Share will be cancelled and converted into the right to receive a specified amount of shares of Series Y Preferred Stock as set forth in the Merger Agreement.

  •
  Each option to purchase Yatra ordinary shares that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive in respect of each Net Option Share, if any, subject to such Yatra Share Option, the Merger Consideration that would be received for one Yatra Ordinary Share.

  •
  Each Yatra restricted stock unit that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive the Merger Consideration due an Ordinary Share.

  •
  Each warrant to purchase Ordinary Shares that is outstanding immediately prior to the effective time shall be assumed by Ebix and become, as of the effective time, an option to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each such Yatra Warrant immediately prior to the effective time, Series Y Preferred Stock, except that (A) the number of shares of Series Y Preferred Stock, subject to such assumed warrant shall equal the product of (x) the number of Ordinary Shares that were subject to such Yatra Warrant immediately prior to the effective time, multiplied by (y) the Exchange Ratio, and (B) the per-share exercise price shall equal the quotient of (1) the exercise price per Ordinary Share at which such Yatra Warrant was exercisable immediately prior to the Effective Time, divided by (2) the Exchange Ratio.

        Completion of the Merger is subject to customary closing conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of a majority of at least two-thirds of the Yatra shareholders entitled to vote at an extraordinary general meeting duly called for the purpose of voting on the Special Resolution to approve the Merger and Merger Agreement, (ii) the Series Y Preferred Stock to be issued in the Merger being authorized for listing on Nasdaq, (iii) there being in effect no Cayman Islands law, United States, federal, state or local, or any foreign, law, constitution, treaty, convention, ordinance, code, rule, statute or regulation enacted, issued, adopted, promulgated, entered into or applied by a relevant governmental entity, that following the signing of the Merger Agreement or order prohibits, renders illegal or enjoins the consummation of the Merger, (iv) the expiration or termination of the waiting period applicable to the Merger under any applicable federal, state, foreign or supranational antitrust laws, and (v) the declaration of the effectiveness by the U.S. Securities and Exchange Commission of the Registration Statement on Form S-4 to be filed with the SEC by Ebix in connection with the registration of the Series Y Preferred Stock to be issued in the Merger. The obligations of each party to consummate the Merger are also conditioned upon (i) the accuracy of the representations and warranties of the other party as of the closing (subject to customary materiality qualifiers), (ii) the absence of any material breach by the other party of any of its covenants or agreements under the Merger Agreement, and (iii) the absence of a material adverse effect with respect to the other party.

Basis of Presentation

        The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, and pursuant to Article 11 of SEC Regulation S-X. The condensed combined pro forma financial position and results of operations of the combined companies is based upon the separate historical data of Ebix and Yatra. Yatra's historical financial statements were prepared under International Financial Reporting Standards as issued by the International Accounting Standards Board and converted to U.S. GAAP.

        The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2019 is presented as if the Merger had been completed on December 31, 2018. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 gives effect to the Merger as if it took place as of January 1, 2018 and were prepared using the historical results of Ebix and Yatra for the nine months ended September 30, 2019, and for the year ended December 31, 2018 and March 31, 2019, respectively.

Accounting Policies

        During the preparation of the accompanying unaudited pro forma condensed combined financial information, Yatra's financial statements have been converted to U.S. GAAP for purposes of these pro forma financial statements so as to align to Ebix basis of accounting and financial reporting.

2.     Accounting for the Transaction

        The management of Ebix has concluded that the Merger represents a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations, or ASC 805. For accounting purposes, Ebix has been determined to be the accounting acquirer based upon the terms of the Merger. The Merger will be accounted using the acquisition method of accounting for business combinations under the guidance of ASC 805. Accordingly, Ebix will record the identified acquired tangible and intangible assets and liabilities at their fair value as of the Merger closing date.

        Management has estimated the preliminary purchase price because it has not yet completed an external valuation analysis of the fair market value of Yatra's assets to be acquired and liabilities to be assumed. As a result, management has estimated the allocation of the preliminary purchase price for Yatra's assets and liabilities. This preliminary purchase price allocation has been used to prepare the pro forma adjustments in the unaudited pro forma condensed combined balance sheets and income statements. The final purchase price allocation, fair value of the acquired assets and liabilities and any other studies and calculations deemed necessary have not yet been completed. The final purchase consideration and purchase price allocation could differ materially from the preliminary purchase price and purchase price allocation used to prepare the pro forma financial statement and related adjustments. Also effecting the determination of the final purchase price and its allocation are the results of changes to assets and liabilities and to the ultimate purchase consideration, caused by operations during the intervening period to the closing of the Merger.

        The preliminary purchase price is based on the aggregate number of shares of Yatra's common stock and common stock equivalents expected to be outstanding at the closing of the Merger as summarized below:

Yatra Share Type	Share # As of July 2019	Exchange Ratio	Ebix Series Y Preferred Stock	Conversion Rate	Purchase Price
Ordinary shares, par value $0.0001 per share,	40,065,285	0.00500000	200,326
Class A non-voting shares, par value $0.0001 per share	2,392,168	0.00500000	11,961
Class F shares, par value $0.0001 per share	3,159,375	0.00000005	—
Treasury shares	18,892	—	—
Company RSUs were issued and outstanding	921,576	0.00500000	4,608
Ordinary Shares were issuable upon the exercise of outstanding Company Share Options	165,424	0.00500000	827
Yatra India Shares were owned by Persons other than the Company and its Subsidiaries (Pandara Trust Scheme I)	43,136	0.02001	863
Yatra India Shares were owned by Persons other than the Company and its Subsidiaries (Network18 Media & Investments Limited)	109,348	0.02605	2,849
Yatra USA Class F Shares	3,159,375	0.0050000	15,797
Each warrant entitles the holder thereof to purchase one-half of one Yatra Ordinary Share for $5.75 per half share, subject to adjustment as described herein; and	1,315,347	0.0050000	6,577
			243,808

Each share of Ebix Preferred Stock is convertible, at the option of the holder, into 20 shares of common stock of Ebix. Shares of Series Y Preferred Stock shall be redeemed by Ebix at the option of an individual holder of shares of Series Y Preferred Stock at a price equal to (i) the Series Y Original Issue Price per share, plus (ii) all declared but unpaid dividends thereon, multiplied by (iii) 0.90 (the "Redemption Price"). Holders of the Series Y Preferred Stock may exercise this right during the period beginning on the date the is 25 months from the date the Series Y Preferred Stock is first issued and ending on the date that is 26 months from the date that Series Y Preferred is first issued.

			4,876,154	53.10	258,923,776
No. of maximum warrant equivalents to Yatra Ordinary Shares to be assumed	8,768,979
No. of warrants equivalent to Yatra Ordinary Shares being offered in the Warrant Exchange	8,768,979
No. of warrants (being half shares)	17,537,958
Warrant conversion ratio in the Warrant Exchange	0.075
Number of Yatra Ordinary Shares	1,315,347
Ebix Exchange Ratio	0.005
Shares of Ebix Series Y Preferred Stock	6,577

        Any excess of the purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill on the balance sheet. The net tangible and intangible assets acquired and liabilities assumed in connection with the Merger are recorded at their estimated acquisition date fair values with the excess going to goodwill. A final determination of these estimated fair values will be based on the net tangible and intangible assets and liabilities of Yatra that exist as of the date of completion of the Merger. The following summarizes a preliminary allocation of the estimated purchase price as if the Merger had been completed on September 30, 2019 (in millions):

Cash and cash equivalents	$18.0
Accounts receivable (net)	57.7
Other assets	72.4
Accounts payable and accrued expenses	(73.4)
Debt and other liabilities	(45.0)
Less: Reversal of goodwill and Intangible assets	(19.6)

Net assets acquired	10.1
Less: preliminary purchase price	258.9

Assets recognized	248.8
Intangibles assets recognized	25.9

Goodwill	$222.9

        The allocation of the estimated purchase price is preliminary because the proposed Transaction has not yet been completed. The purchase price will remain preliminary until the close of the Transaction. The purchase price allocation will also remain preliminary until the final assets and liabilities existing at closing are determined and detailed valuations and any other studies and calculations deemed necessary have been completed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the Transaction and will be based on the fair values of the assets acquired and liabilities assumed as of the closing date of the Transaction. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

ANNEX A

AMENDMENT NO. 2 TO WARRANT AGREEMENT

        This AMENDMENT NO. 2 (this "Amendment") is made as of [    •    ], 2020 by and between Yatra Online, Inc., an exempted company incorporated under the laws of the Cayman Island (the "Company") and Continental Stock Transfer & Trust Company, a New York corporation as warrant agent (the "Warrant Agent"), and constitutes an amendment to that certain Warrant Agreement, dated as of July 16, 2014, by and between Terrapin 3 Acquisition Corporation and the Warrant Agent, as amended by that certain Assignment, Assumption and Amendment Agreement, dated December 16, 2016, by the Warrant Agent (the "Existing Warrant Agreement"). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Warrant Agreement.

R E C I T A L S

        WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend, subject to certain conditions provided therein, the Existing Warrant Agreement with the vote or written consent of the Registered Holders of a 65% of the then-outstanding Public Warrants;

        WHEREAS, the Company desires to amend the Existing Warrant Agreement to provide the Company with the right to modify the terms of the Warrants such that the Warrants may be exchanged, at the Company's discretion, for Ordinary Shares) without payment by the holder of the Exercise Price; and

        WHEREAS, in the exchange offer and consent solicitation undertaken by the Company pursuant to the Registration Statement on Form F-4 (No. 333-[      ]) filed with and declared effective by the Securities and Exchange Commission on [    •    ], 2020, the Registered Holders of 65% of the Public Warrants consented to and approved this Amendment.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Warrant Agreement as set forth herein:

        1.    Amendment of Existing Warrant Agreement.    The Existing Warrant Agreement is hereby amended by adding the below new Section 6A thereto:

  "          6A Company Election to Exchange.    Notwithstanding any other provision in this Agreement to the contrary, any or all of the outstanding Warrants may be exchanged, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, without payment by the holders of the Warrants of the Exercise Price at an exchange rate or for such other consideration, in each case as be determined by the Company in its sole discretion, and upon terms and conditions set forth by the Company from time to time and without the requirement to obtain the written consent set forth in Section 9.8 hereof (subject to equitable adjustment by the Company in the event of any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Ordinary Shares). In lieu of issuing fractional shares, in the event that a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company will round down to the nearest whole number, the number of Ordinary Shares to be issued to such holder."

        2.     Miscellaneous.

        2.1    Full Force and Effect.    Except as otherwise provided in Section 1 above, the terms and conditions of the Agreement shall remain in full force and effect.

        2.2    Successors and Assigns.    All the covenants and provisions of this Amendment by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their permitted respective successors and assigns.

        2.3    Severability.    This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

        2.4    Applicable Law.    The validity, interpretation and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

        2.5    Counterparts.    This Amendment may be executed in any number of counterparts, and by facsimile or portable document format (pdf) transmission, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

        2.6    Effect of Headings.    The Section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

        2.7    Entire Agreement.    The Existing Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Remainder of Page Intentionally Left Blank.]

        IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent there unto duly authorized, this Amendment as of the date first above written.

YATRA ONLINE, INC.
By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent
By:
Name:
Title:

Yatra Online, Inc.

Offer to Exchange Warrants to Acquire Ordinary Shares
of
Yatra Online, Inc.
for
Ordinary Shares of Yatra Online, Inc.
and
Consent Solicitation

PRELIMINARY PROSPECTUS

The Exchange Agent for the Offer and Consent Solicitation is:

Continental Stock Transfer and Trust Company
By Mail
Continental Stock Transfer and Trust Company
Attn: Corporate Actions Department
1 State Street, 30th Floor
New York, NY 10004
(917) 262-2378

        All questions and requests for additional information may be directed to Manish Hemrajani, Investor Relations, Yatra Online, Inc., Gulf Adiba, Plot No. 272, 4th Floor, Udyog Vihar, Phase-II, Sector-20, Gurugram-122008, Haryana, India,, Tel. (646) 875-8380, Email: manish.hemrajani@yatra.com. Questions concerning exchange procedures and requests for additional copies of this Prospectus/Offer to Exchange, the Letter of Transmittal and Consent and the Notice of Guaranteed Delivery may also be directed to the Information Agent at the address, telephone number and email set forth below. Beneficial owners may also contact their custodian for assistance concerning the Offer and Consent Solicitation.

The Information Agent for the Offer is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers Call Collect: (212) 269-5550
All Others Call Toll-Free: (866) 796-6867
Email: yatra@dfking.com

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        The Companies Law of the Cayman Islands does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors. However, such provision may be held by the Cayman Islands courts to be unenforceable, to the extent it seeks to indemnify or exculpate fiduciaries in respect of their actual fraud or willful default, or for the consequences of committing a crime. The registrant's amended and restated memorandum and articles of association provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own actual fraud or willful default.

        Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.    Exhibits and Financial Statement Schedules

(a)   Exhibits

Exhibit Number		Description
2.1	#	Merger Agreement, by and among Ebix, Inc., EbixCash Travels, Inc. and Yatra Online, Inc., dated as of July 16, 2019 (incorporated by reference to Exhibit 2.1 to the Registrant's Report of Foreign Private Issuer on Form 6 K filed on July 17, 2019).
3.1
Memorandum and Articles of Association of the Registrant as in effect prior to this offering (incorporated by reference to Exhibit D to Annex A to the Registrant's Form F-4/A filed on November 15, 2016).
4.1
Indenture for Senior Debt Securities, dated May 3, 2018 between the Registrant and Computershare Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.5 to the Registrant's Form F-3 filed on May 3, 2018).
4.2
Indenture for Subordinated Debt Securities, dated May 3, 2018 between the Registrant and Computershare Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.6 to the Registrant's Form F-3 filed on May 3, 2018).
4.3
Investor Rights Agreement, dated December 16, 2016, between the Registrant and the Investors party thereto (incorporated by reference to Exhibit 4.22 to the Registrant's Form F-3 filed on May 3, 2018).
4.4		Form of Warrant Amendment
5.1		Opinion of Maples and Calder.
10.1
Warrant Agreement, dated July 16, 2014, between Terrapin 3 Acquisition Corporation (n/k/a Yatra USA Corp.) and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant's Form F-1/A filed on February 9, 2017).

Exhibit Number		Description
10.2		Assignment, Assumption and Amendment Agreement, dated December 16, 2016, among the Registrant, Terrapin 3 Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to the Registrant's Form F-1/A filed on February 9, 2017).
10.3		Form of Subscription Agreement between the Registrant and the Investors party thereto (incorporated by reference to Exhibit 10.1 to the Registrant's Form F-4/A filed on November 21, 2016).
10.4		2006 Share Plan of the Registrant, and forms of agreements thereunder (incorporated by reference to Exhibit 10.3 to the Registrant's Form F-4/A filed on November 21, 2016).
10.5	†
Subscriber Agreement between Yatra Online Private Limited and InterGlobe Technologies Inc., dated December 29, 2015 (incorporated by reference to Exhibit 10.4 to the Registrant's Form F-4/A filed on November 15, 2016).
10.6
Amended and Restated Business Combination Agreement among the Registrant, T3 Parent Corp., T3 Merger Sub Corp., Terrapin 3 Acquisition Corporation, MIHI LLC and Shareholder Representative Services LLC, dated September 28, 2016 (incorporated by reference to Annex A to the proxy statement/prospectus forming part of the Registrant's Form F-4/A filed on November 21, 2016).
10.7
Letter Agreement, dated September 27, 2016, among Yatra Online, Inc., a Cayman Islands exempted company limited by shares, Dhruv Shringi, E-18 Limited, Capital18 Fincap Private Limited, Haresh Chawla, Harshal Shah, IDG Ventures India Fund II LLC, Pandara Trust Scheme I, Intel Capital Corporation, Macquarie Corporate Holdings Pty Limited, Manish Amin, Norwest Venture Partners IX, LP, Norwest Venture Partners X, LP, Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Reliance Capital Limited, Valiant Capital Master Fund LP, Valiant Capital Partners LP, Vertex Asia Fund Pte. Ltd. and Wortal, Inc. (incorporated by reference to Exhibit 10.17 to the Registrant's Form F-4/A filed on November 15, 2016).
10.8
Repurchase Agreement, dated September 28, 2016, among Yatra Online, Inc., a Cayman Islands exempted company limited by shares, E-18 Limited, Capital18 Fincap Private Limited, IDG Ventures India Fund II LLC, Pandara Trust Scheme I, Intel Capital Corporation, Macquarie Corporate Holdings Pty Limited, Norwest Venture Partners IX, LP, Norwest Venture Partners X, LP, Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Reliance Capital Limited, SVB Financial Group, Valiant Capital Master Fund LP, Valiant Capital Partners LP and Vertex Asia Fund Pte. Ltd. (incorporated by reference to Exhibit 10.18 to the Registrant's Form F-4/A filed on November 21, 2016).
10.9
Support Agreement, dated September 28, 2016, among Yatra Online, Inc., a Cayman Islands exempted company limited by shares, Dhruv Shringi, E-18 Limited, Capital18 Fincap Private Limited, Haresh Chawla, Harshal Shah, IDG Ventures India Fund II LLC, Pandara Trust Scheme I, Intel Capital Corporation, Macquarie Corporate Holdings Pty Limited, Manish Amin, Norwest Venture Partners IX, LP, Norwest Venture Partners X, LP, Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Reliance Capital Limited, SVB Financial Group, Valiant Capital Master Fund LP, Valiant Capital Partners LP, Vertex Asia Fund Pte. Ltd. and Wortal, Inc. (incorporated by reference to Exhibit 10.19 to the Registrant's Form F-4/A filed on November 21, 2016).

Exhibit Number	Description
10.10	Share Subscription Cum Shareholders Agreement, dated April 29, 2015, among Yatra Online Private Limited, IL & FS Trust Company Limited acting as trustee for Pandara Trust Scheme I, Capital18 Fincap Private Limited and Yatra Online, Inc., a Cayman Islands exempted company limited by shares (incorporated by reference to Exhibit 10.20 to the Registrant's Form F-4/A filed on November 21, 2016).
10.11
Exchange and Support Agreement, dated December 16, 2016, by and among the Registrant, Yatra USA Corp. and the holders of Class F Common Stock party thereto (incorporated by reference to Exhibit 10.1 to the Registrant's Report of Foreign Private Issuer on Form 6-K filed on December 22, 2016).
10.12
Letter Agreement, dated as of December 15, 2016, by and among the Registrant, Dhruv Shringi, Manish Amin, Harshal Shah, Haresh Chawla, Wortal, Inc., Norwest Venture Partners X, LP, Norwest Venture Partners IX, LP, Vertex Asia Fund Pte. Ltd., Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, IDG Ventures India Fund II LLC, Reliance Capital Limited, E-18 Limited, Intel Capital Corporation, Valiant Capital Master Fund LP, Valiant Capital Partners LP, Capital18 Fincap Private Limited, Pandara Trust Scheme I, and Macquarie Corporate Holdings Pty Limited (incorporated by reference to Exhibit 4.10 to the Registrant's Annual Report on Form 20-F filed on July 31, 2018).
10.13
Forward Purchase Contract Amendment, dated as of December 16, 2016, among the Registrant, MIHI LLC and Yatra USA Corp. (incorporated by reference to Exhibit 10.2 to the Registrant's Report of Foreign Private Issuer on Form 6-K filed on December 22, 2016).
10.14
Letter Agreement, dated as of December 16, 2016, by and among the Registrant, Yatra USA Corp., MIHI LLC, Apple Orange LLC, Noyac Path LLC, Periscope, LLC, Terrapin Partners Employee Partnership 3 LLC, Terrapin Partners Green Employee Partnership, LLC, Jonathan Kagan, George Brokaw and Victor Mendelson (incorporated by reference to Exhibit 10.3 to the Registrant's Report of Foreign Private Issuer on Form 6-K filed on December 22, 2016).
10.15	2016 Stock Option and Incentive Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant's Form S-8 filed on June 5, 2017).
10.16
Working Capital Facility Agreement, dated June 22, 2017, between Yatra Online Private Limited and ICICI Bank Limited (incorporated by reference to Exhibit 4.24 to the Registrant's Form F-3 filed on May 3, 2018).
10.17
Advertisement Agreement, dated January 11, 2019, between Bennett, Coleman and Company Limited and Yatra Online Private Limited (incorporated by reference to Exhibit 99.2 to the Registrant's Foreign Report on Form 6-K filed on January 31, 2019).
10.18
Non Convertible Debenture Subscription Agreement dated January 11, 2019 between Benett, Coleman and Company Limited, Yatra Online Private Limited and Yatra Online, Inc. (incorporated by reference to Exhibit 99.3 to the Registrant's Report of Foreign Private Issuer on Form 6-K filed on January 31, 2019).
10.19
Credit Arrangement Letter, dated August 14, 2018, between Air Travel Bureau Limited (n/k/a Air Travel Bureau Private Limited) and ICICI Bank Limited (incorporated by reference to Exhibit 4.25 to the Registrant's Annual Report on Form 20-F/A filed on August 5, 2019).

Exhibit Number	Description
10.20	Facility Agreement, dated August 16, 2018, between Air Travel Bureau Limited (n/k/a Air Travel Bureau Private Limited) and ICICI Bank Limited (incorporated by reference to Exhibit 4.25 to the Registrant's Annual Report on Form 20-F/A filed on August 5, 2019).
10.21
Renewal Credit Arrangement Letter, dated May 28, 2019, between Air Travel Bureau Private Limited and ICICI Bank Limited (incorporated by reference to Exhibit 4.25 to the Registrant's Annual Report on Form 20-F/A filed on August 5, 2019).
10.22
Amendatory Credit Arrangement Letter, dated April 16, 2019, between Yatra Online Private Limited and ICICI Bank Limited (incorporated by reference to Exhibit 4.25 to the Registrant's Annual Report on Form 20-F/A filed on August 5, 2019).
10.23
Supplemental and Amendatory Agreement to the Facility Agreement, dated June 7, 2019, between Air Travel Bureau Private Limited and ICICI Bank Limited (incorporated by reference to Exhibit 4.25 to the Registrant's Annual Report on Form 20-F/A filed on August 5, 2019).
10.24
Global Agreement, dated July 1, 2017, between Yatra Online Private Limited and Amadeus IT Group, S.A. (incorporated by reference to Exhibit 4.25 to the Registrant's Annual Report on Form 20-F/A filed on August 5, 2019).
23.1	Consent of Ernst & Young Associates LLP, independent registered public accounting firm.
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
24.1	Powers of Attorney (included in signature page)
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.4	Form of Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

Notes:

#
Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and other similar attachments upon request by the Securities and Exchange Commission.

†
Confidential treatment requested.

*
Filed herewith.

**
To be filed by amendment.

Item 22.    Undertakings

        (a)   Undertakings required by Item 512 of Regulation S-K:

        The undersigned registrant hereby undertakes:

  (a)
  (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by "Item 8.A. of Form 20-F" at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (ii)
  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

    (6)
    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (g)
  (1)   The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2)   The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (i)
  The undersigned registrant hereby undertakes:

    (1)
    That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2)
    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)   The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Gurugram, State of Haryana, India thereunto duly authorized, on January 17, 2020.

YATRA ONLINE, INC.
By:	/s/ DHRUV SHRINGI
	Name:	Dhruv Shringi
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Dhruv Shringi and Anuj Kumar Sethi and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DHRUV SHRINGI Dhruv Shringi	Chief Executive Officer and Director (Principal Executive Officer)	January 17, 2020
/s/ ANUJ KUMAR SETHI Anuj Kumar Sethi	Principal Financial officer and Principal Accounting Officer	January 17, 2020
/s/ SUDHIR KUMAR SETHI Sudhir Kumar Sethi	Director	January 17, 2020
/s/ SANJAY ARORA Sanjay Arora	Director	January 17, 2020
/s/ MURLIDHARA LAKSHMIKANTHA KADABA Murlidhara Lakshmikantha Kadaba	Director	January 17, 2020

Signature	Title	Date

/s/ SEAN AGGARWAL Sean Aggarwal	Director	January 17, 2020
/s/ NEELAM DHAWAN Neelam Dhawan	Director	January 17, 2020
/s/ DONALD J. PUGLISI Managing Director Puglisi & Associates	Authorized Representative in the United States	January 17, 2020